                                                                REDACTED VERSION

                                  EXHIBIT 10.18

                                       TO

                         LIGHT SCIENCES ONCOLOGY, INC.'S

                       REGISTRATION STATEMENT ON FORM S-1

                                 INITIALLY FILED

                                 APRIL 21, 2006

                           REGISTRATION NO. 333-133474

     "[*]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                          LICENSE AND SUPPLY AGREEMENT

                           DATED AS OF APRIL 28, 2000

                                  BY AND AMONG

                         NIPPON PETROCHEMICALS CO., LTD

                                       AND

                            MEIJI SEIKA KAISHA, LTD.

                                       AND

                           LIGHT SCIENCES CORPORATION

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS........................................................

         1.1      Affiliate...................................................

         1.2      Bulk........................................................

         1.3      CMC Section.................................................

         1.4      Compound....................................................

         1.5      Confidential Information....................................

         1.6      Device......................................................

         1.7      Disease Area................................................

         1.8      DMF or Drug Master File.....................................

         1.9      Effective Date..............................................

         1.10     Europe......................................................

         1.11     FDA.........................................................

         1.12     Field.......................................................

         1.13     First Commercial Sale.......................................

         1.14     IND.........................................................

         1.15     Indication..................................................

         1.16     Kit.........................................................

         1.17     Licensed Know-How...........................................

         1.18     Licensed Patents............................................

         1.19     Licensed Technology.........................................

         1.20     Licensee Information........................................

         1.21     Licensor....................................................

         1.22     Manufacturing Know-How......................................

         1.23     Market Exclusivity..........................................

         1.24     NDA.........................................................

         1.25     Net Sales...................................................

         1.26     Other Commercial Application................................

         1.27     PDT or Photodynamic Therapy.................................

         1.28     Phase I Clinical Studies....................................

         1.29     Phase II Clinical Studies...................................

         1.30     Phase III Clinical Studies..................................

         1.31     Pivotal Clinical Studies....................................

         1.32     [ * ].......................................................

         1.33     Product.....................................................

         1.34     Regulatory Approval.........................................

         1.35     Territory...................................................

         1.36     Valid Claim.................................................

ARTICLE 2. GRANT OF LICENSE..................................................

         2.1      License Grant...............................................

         2.2      Sublicense..................................................

ARTICLE 3. SUPPLY OF LICENSED KNOW-HOW, LICENSED PATENTS AND EXCHANGE OF DATA

         3.1      Supply by Licensor..........................................

         3.2      Translation Cost............................................

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
         3.3      Supply by Licensee............................................

ARTICLE 4. TRANSFER OF MANUFACTURING KNOW-HOW...................................

         4.1      Third-Party Manufacturer(s)...................................

         4.2      Transfer of Manufacturing Know-How............................

ARTICLE 5. UPFRONT LICENSE FEE, MILESTONE PAYMENTS AND ROYALTIES

         5.1      Upfront License Fee...........................................

         5.2      Milestone Payments............................................

         5.3      Royalty Payments..............................................

                  5.3.1    Royalty in Countries Without Market Exclusivity......

                  5.3.2    Royalty in Countries Covered by Market Exclusivity...

                  5.3.3    Royalties on Net Sales of Product for Other than
                           Therapeutic Application to Human Disease Areas.......

                  5.3.4    Extension of Market Exclusivity......................

                  5.3.5    Reduction of Royalties...............................

                  5.3.6    Quarterly Payments in U.S. Dollars...................

                  5.3.7    Royalty Statement....................................

                  5.3.8    [ * ] Product and Kit................................

                  5.3.9    Sales to Affiliates and Sublicensees.................

                  5.3.10   Records..............................................

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
         5.4      Bank Remittance...............................................

         5.5      Late Payments.................................................

         5.6      Taxes and Withholdings........................................

ARTICLE 6.  DEVELOPMENT.........................................................

         6.1      Due Diligence.................................................

         6.2      Compliance with Regulations...................................

         6.3      Progress Report...............................................

         6.4      Failure of Due Diligence......................................

         6.5      Licensee Information..........................................

         6.6      Transfer of IND...............................................

ARTICLE 7.  REPORTS OF ADVERSE EVENTS...........................................

ARTICLE 8.  SUPPLY OF THE BULK AND PRODUCT BY MEIJI.............................

         8.1      Bulk Supply...................................................

         8.2      Product Supply................................................

         8.3      Room Temperature Stability Studies............................

         8.4      Compliance With Specifications................................

                  8.4.1    Audit................................................

                  8.4.2    Meiji Responsibility for Compliance
                           With Specifications, Including cGMP..................

         8.5      Forecasting, Orders, Delivery and Acceptance..................

                  8.5.1    Forecasting and Ordering of Supply for Development...

                  8.5.2    Shipment of Bulk and Product for Development.........

                  8.5.3    Payment..............................................

                  8.5.4    Acceptance...........................................

         8.6      Term of Supply Obligation.....................................

ARTICLE 9.  SALES AND PROMOTION.................................................

         9.1      Commercial Sale...............................................

         9.2      Sales Promotion...............................................

         9.3      Supply of Promotional Materials...............................

         9.4      Packaging Reference...........................................

ARTICLE 10.  ANTI-INFECTIVES:  MEIJI RIGHT OF FIRST NEGOTIATION.................

ARTICLE 11.  LICENSEE'S DEVICE..................................................

ARTICLE 12.  PRODUCT LIABILITY AND INDEMNIFICATION..............................

         12.1     Licensor's Indemnification of Licensee........................

         12.2     Licensee's Indemnification of Licensor........................

         12.3     Indemnification Obligations with respect to Bulk and Product
                  Supplied by Meiji.............................................

ARTICLE 13.  TRADEMARKS.........................................................

ARTICLE 14.  PATENTS............................................................

         14.1     Patent Maintenance............................................

         14.2     Extension of Licensed Patent Term.............................

         14.3     Third-Party Infringement of Licensed Patents..................

         14.4     Alleged Infringement of Third-Party Patents...................

ARTICLE 15.  INVENTIONS.........................................................

         15.1     Licensee's Inventions.........................................

         15.2     Licensor's Inventions.........................................

         15.3     Joint Inventions..............................................

ARTICLE 16.  TERM AND TERMINATION...............................................

         16.1     Term..........................................................

         16.2     Termination by Mutual Agreement...............................

         16.3     Breach........................................................

         16.4     Insolvency or Bankruptcy......................................

         16.5     Serious Events................................................

         16.6     Effect of Termination.........................................

         16.7     Survival of Liability and Other Obligations...................

ARTICLE 17.  FORCE MAJEURE......................................................

ARTICLE 18.  CONFIDENTIALITY AND DISCLOSURE.....................................

         18.1     Confidentiality...............................................

         18.2     Disclosure....................................................

         18.3     Prior Confidentiality Agreement...............................

ARTICLE 19.  REPRESENTATIONS AND WARRANTIES.....................................

         19.1     By Licensor...................................................

         19.2     By Licensee...................................................

ARTICLE 20.  MISCELLANEOUS......................................................

         20.1     Assignment....................................................

         20.2     Severability..................................................

         20.3     Notices.......................................................

         20.4     Applicable Law................................................

         20.5     Entire Agreement..............................................

         20.6     Headings......................................................

         20.7     Independent Contractors.......................................

         20.8     Waiver........................................................

         20.9     Dispute Resolution............................................

         20.10    Arbitration...................................................

         20.11    Public Announcements..........................................

         20.12    Limitations of Liability......................................

         20.13    Counterparts..................................................

         20.14    Official Language.............................................

         20.15    Further Documents.............................................

                                    EXHIBITS

Exhibit A - Licensed Patents (1)

Exhibit B - Development Plan

Exhibit C - IND Transfer to Light Sciences

Exhibit D - List of Documents to be Translated

                          LICENSE AND SUPPLY AGREEMENT

     THIS LICENSE AND SUPPLY AGREEMENT (the "Agreement") is made as of the 28th day of April, 2000 (the "Effective Date"), by and among:

     Nippon Petrochemicals Co., Ltd., a Japanese corporation having its principal place of business at 3-1, Uchisaiwai-cho 1-chome, Chiyoda-ku, Tokyo 100-8530, Japan (hereinafter referred to as "NPC");

     Meiji Seika Kaisha, Ltd., a Japanese corporation having its principal place of business at 4-16, Kyobashi 2-chome, Chuo-ku, Tokyo 104-8002, Japan (hereinafter referred to as "Meiji");

     (Meiji and NPC shall hereinafter be individually referred to as such and collectively referred to as "Licensor", as further provided in Section 1.21 below); and

     Light Sciences Limited Partnership, a Washington State limited partnership having its principal place of business at 1065-12th Avenue NW, Suite E-5, Issaquah, Washington 98027, U.S.A. (hereinafter referred to as "Licensee").

                                   WITNESSETH

     WHEREAS, either NPC or Meiji is the owner of the Licensed Patents (as hereinafter defined) covering a photosensitizing agent coded NPe6 (also known as ME2906), which is potentially useful in photodynamic therapy, and is also the owner of the Licensed Know-How (as hereinafter defined) relating thereto; and

     WHEREAS, Licensee wishes to obtain a worldwide (except in Japan) exclusive license to develop, make, have made and commercialize the Product (as hereinafter defined); and

     WHEREAS, Licensor is willing to grant Licensee such license under the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the obligations and promises as set forth herein, the parties do hereby agree as follows:

ARTICLE 1. DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     1.1 AFFILIATE means any corporation or other entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or controls directly or indirectly fifty percent (50%) or more of the voting power of the other corporation or entity or otherwise has the power to control its general activities, but in each case only so long as such ownership or control shall continue.

     1.2 BULK means the Compound in bulk form.

     1.3 CMC SECTION means the Section on chemistry, manufacture and control defined in 21 C.F.R. 312.23 (a) (7) or any successor to such provision, or a foreign equivalent thereof, and submitted by or on behalf of Meiji or Licensee to the FDA, or a foreign equivalent thereof, with respect to the Bulk or the Product, as applicable.

     1.4 COMPOUND means a photosensitizing compound coded NPe6 or ME2906 with the chemical name of (+)-tetrasodium(2S, 3S)-18-carboxylato-20-[N-(S)-1, 2-dicarboxylatoethyl]carbamoylmethyl-l3-ethyl-3, 7, 12,
17-tetramethyl-8-vinylchlorin-2-propanoate (its JAN is "taporfin sodium"), any isomers, salts and analogs thereof and all compounds derived from NPe6 or ME2906 and covered by the Licensed Patents.

     1.5 CONFIDENTIAL INFORMATION means the Licensed Know-How, the Licensee Information and any information, data, improvements, inventions, development, commercialization or business plans or development or royalty reports relating to the Compound, the Bulk, the Product, the Kit and/or the Device which a party discloses to the other party, except any portion thereof which:

          (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure, as documented by written records;

          (ii) is or was disclosed to the receiving party, other than under an obligation of confidentiality, by a third person with a right to make such disclosure;

          (iii) was or becomes part of the public domain through no fault or breach of the receiving party; or

          (iv) is or was independently developed by personnel of the receiving party and without access or reference to the information disclosed by the other party, as evidenced by the receiving party's written records.

     1.6 DEVICE means any light generation and/or light delivery device(s) acquired, developed, produced and/or manufactured by or on behalf of Licensee for use with the Product in the Field.

     1.7 DISEASE AREA means any generic type of disease, such as cancer, ophthalmologic disease, cardiovascular disease, etc., as opposed to a specific Indication within a Disease Area, such as lung cancer, stomach cancer, etc.

     1.8 DMF or DRUG MASTER FILE means the information defined in 21 C.F.R.
314.420 or any successor to such provision, or any foreign counterpart thereof, and filed with the FDA, or any foreign equivalent thereof, by or on behalf of Meiji, [*] or Licensee with respect to the manufacture of the Bulk or the Product, as applicable, in support of an IND or NDA for the Product.

     1.9 EFFECTIVE DATE means the date first written above.

     1.10 EUROPE means the European Union and any country that is a member of the European Union.

     1.11 FDA means the United States (U.S.) Food and Drug Administration or any successor entity thereto.

     1.12 FIELD means any treatment, diagnosis or monitoring of any Disease Area in humans or animals and all Other Commercial Applications of the Product.

     1.13 FIRST COMMERCIAL SALE means, on a country-by-country basis and an Indication-by-Indication basis, the first sale of the Product or the Kit in a country in the Territory by Licensee, its Affiliates or sublicensees to any unaffiliated third party.

     1.14 IND means an Investigational New Drug Application filed with the FDA to commence human clinical testing of a drug, or any foreign counterpart thereof.

     1.15 INDICATION means a specific type of disease within a Disease Area; for the avoidance of doubt, a Regulatory Approval to expand the use of Product in

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connection with a particular Indication shall not be deemed a new Indication
(for example, if the FDA approves the use of Product for lung cancer -- one Indication in the oncology Disease Area -- with certain restrictions, and the FDA subsequently removes some or all of such restrictions on the approved use of Product with lung cancer, such removal of restrictions shall not be deemed a new Indication for the Product, but rather an expansion of the authorized use of Product in connection with a previously approved Indication).

     1.16 KIT means a combination of the Product and a consumable light delivery apparatus when sold collectively for a single price on a unit-treatment basis.

     1.17 LICENSED KNOW-HOW means any and all proprietary data, information, trade secrets, formulations, inventions (including new formulations), improvements, know-how and technology (other than the Licensed Patents) owned or controlled by Licensor, their Affiliates or licensees (excluding Licensee), as of the Effective Date or thereafter during the term of this Agreement relating to the Compound, the Bulk and/or the Product, including but not limited to, all pharmacological and toxicological data, all non-clinical, clinical and regulatory data, results and reports (including, without limitation, all data, results and reports submitted by, or in the possession or control of, all third parties generating such data, results and reports on behalf of Licensor, their Affiliates or licensees (excluding Licensee), including [*] and [*], to the extent Licensor has the right, or can reasonably obtain the right at no cost, to disclose such information to Licensee), formulation data, the CMC Section(s) submitted by Meiji, the Drug Master File filed by or on behalf of Meiji, the Manufacturing Know-How, copies of all written communications and submissions to and from regulatory authorities and pricing authorities in the United States and Japan, and a detailed written summary of all substantive oral communications and discussion with such authorities; provided that Licensed Know-How excludes Manufacturing Know-How not existing on the Effective Date but to be owned or controlled by Licensor after the Effective Date and also excludes Licensor's proprietary data, information, trade secrets, formulations, inventions, improvements, know-how and technology pertaining only to Other Commercial Applications of the Product.

     1.18 LICENSED PATENTS means (i) all patents and patent applications in the Territory set forth in Exhibit A attached hereto and incorporated by reference herein, and any patents which may issue from the patent applications listed in Exhibit A, in each case together with any substitutions, extensions, additions, reissues, reexaminations, renewals, divisionals, continuations, continuations-in-part and supplementary patent certificates thereof or therefor, owned or controlled by Licensor

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

as of the Effective Date or thereafter during the term of this Agreement relating to the Compound and/or the Product and/or Manufacturing Know-How (Manufacturing Know-How existing as of the Effective Date), and (ii) to the extent of Meiji's or NPC's interest therein and subject to Section 5.3.4, all other patents and applications in the Territory owned or controlled by Licensor, or any of their Affiliates, during the term of this Agreement relating to the Compound and/or Product or methods of use for the Compound or Product, together with any substitutions, extensions, additions, reissues, reexaminations, renewals, divisionals, continuations-in-part and supplementary patent certificates thereof or therefor, excluding such other patents to be owned or controlled by Licensor or any of their Affiliates after the Effective Date pertaining to inventions for the manufacture of the Compound, Bulk and Product invented after the Effective Date and such other patents pertaining only to Other Commercial Applications of the Product.

     1.19 LICENSED TECHNOLOGY means the Licensed Know-How and the Licensed Patents.

     1.20 LICENSEE INFORMATION means any and all proprietary data, information and know-how arising out of all development activities hereunder with respect to the Compound, the Bulk and the Product conducted by or on behalf of Licensee, its Affiliates or sublicensees during the term of this Agreement, including, without limitation, all pharmacological, toxicological, non-clinical, clinical and regulatory data, results and reports (including, without limitation, all data, results and reports submitted by, or in the possession or control of all third parties generating such data, results and reports on behalf of Licensee, its Affiliates or sublicensees, all to the extent Licensee has the right, or can reasonably obtain the right at no cost, to disclose such information to Licensor; provided that, Licensee's patentable inventions (including proprietary, new processes and formulations and new uses of the Compound) and patentable improvements pertaining to the Compound, the Bulk and the Product are excluded from Licensee Information and, instead, are addressed in Section 15.1 below; provided further that Licensee Information excludes Licensee's proprietary data, information and know-how pertaining to the manufacture of the Compound, the Bulk and the Product, and also excludes Licensee's proprietary data, information and know-how pertaining only to Other Commercial Applications of the Product. For the sake of clarification, Licensee Information excludes Licensee's proprietary data, information, and know-how related to its Device(s), rights to which are as set forth in Article 11;

     1.21 LICENSOR means Meiji and NPC; the rights and obligations of Licensor are and shall be the joint and several rights and obligations of Meiji and NPC; except where this Agreement expressly provides otherwise, Meiji shall be authorized to act for and on behalf of Licensor for all purposes in connection with this Agreement;

Licensee's notices and communications to Meiji shall be deemed notices and communications to Licensor; Meiji's notices and communications to Licensee shall be deemed notices and communications from Licensor; and Licensee shall be entitled to rely on the actions of Meiji as being the actions of Licensor.

     1.22 MANUFACTURING KNOW-HOW means all data, know-how, technical information, processes, trade secrets, inventions and improvements relating to the manufacture of the Bulk and/or the Product, including all Drug Master Files, which is owned or controlled by, or filed on behalf of, Meiji.

     1.23 MARKET EXCLUSIVITY means, on a country-by-country basis and an Indication-by-Indication basis, the status in which, and the period during which, either (x) the manufacture, use or sale of the Product would infringe a Valid Claim of the Licensed Patents enforceable in such country in the absence of the license granted herein, or (y) the Product is otherwise legally protected with market exclusivity conferred by the governing authorities of such country (including, but not limited to, the U.S. Waxman-Hatch Act or Drug Price Competition and Patent Term Restoration Act or EC Directive 65/65/EEC or 87/21/EEC), provided such legal protection is granted for and based on the Licensed Technology and/or data generated therefrom, as opposed to other intellectual property rights or data covering the Product independent of the Licensed Technology.

     1.24 NDA means a New Drug Application and all supplements filed pursuant to the requirements of FDA, and any foreign counterparts thereof, to commence commercial sale of a drug, including all documents, data and other information concerning the Compound, the Product and/or the Kit which are necessary for approval of such application.

     1.25 NET SALES means the gross amounts invoiced by Licensee, its Affiliates or sublicensees for sales of the Product and/or the Kit, as applicable, to unrelated third parties (distributors, agents, wholesalers, customers or reimbursement organizations, as the case may be) less [*] of such gross amounts. For the sake of clarification, amounts invoiced for transfers between and among Licensee, its Affiliates and sublicensees shall not be included in the calculation of Net Sales. Section 5.3.2(a)(ii) sets forth the calculation of Net Sales of the Product component of a Kit.

     In the event any Product or Kit contains, in addition to the Compound, one or more other active ingredients, the gross selling price for purposes of determining Net

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Sales on such combination shall be calculated by [*]. In the event that no separate sale of either such above-designated Product or Kit or such above-designated other active ingredient(s) is made by Licensee, its Affiliates or sublicensees during the royalty reporting period in which the sale was made, the parties shall, for purposes of determining Net Sales, discuss in good faith and agree upon a reasonable apportionment of the gross selling price of such combination of the Product or Kit with other active ingredient(s).

     1.26 OTHER COMMERCIAL APPLICATION means any application of the Product not related to the treatment, diagnosis or monitoring of any Disease Area in humans or animals.

     1.27 PDT or PHOTODYNAMIC THERAPY means the treatment, diagnosis and monitoring of diseases or Other Commercial Applications by application of light with a photosensitizing active agent.

     1.28 PHASE I CLINICAL STUDIES means the type of studies defined in 21 C.F.R. 312.21(a) or any successor to such provision and the foreign equivalent thereof.

     1.29 PHASE II CLINICAL STUDIES means the type of studies defined in 21 C.F.R. 312.21(b) or any successor to such provision and the foreign equivalent thereof.

     1.30 PHASE III CLINICAL STUDIES means the type of studies defined in 21 C.F.R. 312.21(c) or any successor to such provision and the foreign equivalent thereof.

     1.31 PIVOTAL CLINICAL STUDIES means that portion of the clinical development program which is the last clinical trial step required to be completed prior to the filing of an NDA.


     1.32 [*].


     1.33 PRODUCT means any formulation containing the Compound as an active ingredient in the finished form packaged and labeled and suitable for use by the ultimate customer. A Kit is not a Product but contains a Product.

     1.34 REGULATORY APPROVAL means all governmental approvals, registrations, licenses and authorizations necessary for the commercial sale of the Product in a country in the Territory, including but not limited to marketing authorization, pricing

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

approval and pricing reimbursement, as applicable.

     1.35 TERRITORY means all countries in the world except for Japan.

     1.36 VALID CLAIM means any claim of an issued and unexpired patent in the Licensed Patents which has not been held unenforceable, unpatentable or invalid by a decision of a court or government agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, or which has not been admitted by the holder of the patent to be invalid or unenforceable through reissue, disclaimer or otherwise.

ARTICLE 2. GRANT OF LICENSE

     2.1 License Grant. Licensor hereby grants to Licensee an exclusive (even as to Licensor) license, with the right to grant sublicenses, to research and develop, use, make, have made, distribute, offer for sale, sell, import and export the Bulk, Compound, Product and Kit in the Field in the Territory under the Licensed Technology. Notwithstanding the foregoing, Licensor reserves the non-exclusive right, with the right to grant licenses, only to conduct research in the Territory regarding Other Commercial Applications of the Product.

     2.2 Sublicense. In the event that Licensee grants a sublicense hereunder to any entity, Licensee shall inform Licensor, subject to the confidentiality provisions of this Agreement, of the name(s) of such sublicensee(s) in advance (except that Licensee need not inform Licensor in advance if Licensee's license rights become semi-exclusive as provided in Article 6). Such sublicensees shall be subject to applicable provisions of this Agreement, and Licensee shall incorporate into the agreements with such sublicensees all the obligations of Licensee contained in this Agreement to the extent that such obligations are relevant to and applicable to such sublicensees. In the event that Licensee sublicenses to any entity for the sale of Product in the Territory or any part of the Territory, Licensee shall continue to be responsible for paying any royalties due and payable on Net Sales in the Territory.

ARTICLE 3. SUPPLY OF LICENSED KNOW-HOW, LICENSED PATENTS AND EXCHANGE OF DATA

     3.1 Supply by Licensor. Promptly after Licensor's receipt of the Upfront License Fee provided in Section 5.1, Licensor shall furnish Licensee without charge with all the Licensed Know-How then available to Licensor that is reasonably necessary or useful to Licensee, its Affiliates and sublicensees for the development of the Product and/or Kit, the conduct of pre-clinical and clinical studies, the preparation and submission of filings for Regulatory Approval of the Product and/or the Kit and the maintenance of Regulatory Approvals, and the manufacture of Bulk and/or

Product (as specified in Article 4.2). Further, during the term of this Agreement, Licensor shall promptly furnish Licensee with any and all Licensed Know-How which hereafter becomes available to Licensor that is reasonably necessary or useful to Licensee, its Affiliates and sublicensees for the development of the Product and/or Kit, the conduct of pre-clinical and clinical studies, the preparation and submission of filings for Regulatory Approval of the Product and/or Kit and the maintenance of Regulatory Approvals. In addition, promptly after Licensor's receipt of the Upfront License Fee provided in Section 5.1, and on an ongoing basis thereafter during the term of this Agreement as additional documentation becomes available, Licensor shall provide to Licensee, without charge to Licensee, all copies of all the Licensed Patents (including copies of all communications and correspondence by or on behalf of Licensor and the relevant patent offices related to patent applications included in the Licensed Patents). Consistent with Licensee's obligation under Section 6.3, Meiji shall report semi-annually to Licensee on the progress status of its development and commercialization of the Product in Japan.

     3.2 Translation Cost. Licensor shall, as soon as reasonably possible, [*], translate into English the Licensed Know-How written in Japanese which is described on Exhibit D. Licensor shall provide such Licensed Know-How to Licensee in such translated form (and shall also provide the Japanese form to Licensee at Licensee's request). With respect to Licensed Know-How existing as of the Effective Date that is not translated into English and Licensed Know-How that first comes into existence during the term of this Agreement after the Effective Date, if Licensee requests translation into English of such Licensed Know-How that is written in Japanese, Licensor shall, at Licensee's request, make arrangements for having outside translators prepare English translations, and Licensee shall bear the cost of such translation work.

     3.3 Supply by Licensee. From time to time during the term of this Agreement, so long as Meiji, its Affiliates or licensees are developing and commercializing the Product in Japan, Licensee shall furnish Meiji without charge, for use solely in Japan in connection with the Product by Meiji, its Affiliates and licensees in Japan, with the Licensee Information which hereafter becomes available to Licensee that is necessary or useful to Meiji, its Affiliates and its licensees for the development of Product, the conduct of pre-clinical and clinical studies, the preparation and submission of filings for Regulatory Approval of the Product in Japan and the maintenance of such Regulatory Approvals.

ARTICLE 4. TRANSFER OF MANUFACTURING KNOW-HOW

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     4.1 Third-Party Manufacturer(s). As soon as practically possible after the
Effective Date, Licensee shall identify a third-party manufacturer or manufacturers of choice who will undertake to manufacture the Bulk and the Product for Licensee (hereinafter referred to as "Third-Party Manufacturer(s)"). In the process of evaluating candidates to be the Third-Party Manufacturer(s) and retaining consultants to assist Licensee in such process, and in the agreement(s) with the selected Third-Party Manufacturer(s), Licensee shall obtain appropriate non-disclosure agreements from such candidates, consultants and Third-Party Manufacturer(s) to whom Licensee discloses the Manufacturing Know-How in order to protect the Manufacturing Know-How.

     4.2 Transfer of Manufacturing Know-How. During a period ending [*] months following the Effective Date, such period to be extended up to an additional [*] months by mutual agreement of Meiji and Licensee if reasonably necessary (such agreement not to be unreasonably withheld), Meiji shall, upon request by Licensee, and [*] except for the reimbursement of expenses as provided in subsection (c) below, transfer and furnish the Manufacturing Know-How existing as of the Effective Date to Licensee and the Third-Party Manufacturer(s) selected by Licensee, in a manner to be mutually agreed upon, and shall provide all necessary and useful technical assistance and training to facilitate the Third-Party Manufacturer(s)' use of such Manufacturing Know-How and their effective and efficient manufacture of Bulk and/or Product. The transfer of such Manufacturing Know-How will occur by means of (i) qualified technical personnel of the Third-Party Manufacturer(s) (and, in Licensee's discretion, its representatives and consultants) visiting Meiji's facilities and/or, (ii) at Licensee's request, by Meiji dispatching qualified technical personnel to the facilities of the Third-Party Manufacturer(s), subject to the following conditions in subsections (a) - (c) below. In addition to such visits, qualified Meiji personnel shall, via telephone or e-mail, provide consultation with respect to such Manufacturing Know-How from time to time in response to reasonable requests from the Third-Party Manufacturer(s) or Licensee:

          (a) With respect to the dispatch of technical personnel by both Meiji and the Third-Party Manufacturer(s) to the facilities of the other, the timing of dispatch, the number of personnel to be dispatched (subject to (c) (i) below in the case of Meiji's dispatch of its personnel) and the duration of their stay shall be mutually and reasonably agreed upon by the parties in advance.

          (b) With respect to the dispatch of technical personnel of the Third-

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Party Manufacturer(s) to Meiji (and in Licensee's discretion, its personnel and consultants), all expenses incurred in connection with the dispatch of such personnel shall be borne by Licensee or the Third-Party Manufacturer(s).

          (c) With respect to the dispatch of Meiji's technical personnel to the Third-Party Manufacturer(s) (if requested by Licensee):


          (i) The number of Meiji personnel to be dispatched in one trip shall not exceed [*] of whom shall be qualified to transfer the Manufacturing Know-How and provide technical assistance and training to the Third-Party Manufacturer(s); and


          (ii) The total number of days of each Meiji employee's stay at the facilities of the Third-Party Manufacturer(s), including his/her traveling days (but excluding holidays and weekends), shall not exceed [*] days per person; and

          (iii) Licensee or the Third-Party Manufacturer(s) shall reimburse Meiji for round-trip business class air fares, in-land traveling expenses, first class hotel expenses and reasonable living expenses actually incurred By the Meiji personnel during their visit(s) to the facilities of the Third-Party Manufacturer(s). In addition, if Meiji personnel stay more than [*] days per person at the facilities of the Third-Party Manufacturer(s) (e.g., two (2) Meiji personnel each staying a total of more than [*] days in one or more trips; not, e.g., two (2) Meiji personnel staying [*] days each), then Licensee shall also reimburse and pay Meiji for the actual salaries (excluding overhead) of such Meiji personnel for the days in excess of [*] days that each such person is at the facilities of the Third-Party Manufacturer(s), including traveling days, holidays and weekends.

Should Licensee reasonably require further assistance with respect to the transfer of Manufacturing Know-How existing as of the Effective Date, Meiji shall provide such assistance subject to the terms to be reasonably agreed upon by the parties.

ARTICLE 5. UPFRONT LICENSE FEE, MILESTONE PAYMENTS AND ROYALTIES

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     5.1 Upfront License Fee. In consideration of the license granted under
Article 2 and Licensor's fulfillment of its other obligations and undertakings under this Agreement, Licensee shall pay to Licensor a non-refundable upfront license fee in the amount of [*] within [*] days after the Effective Date.

     5.2 Milestone Payments. In consideration of the license granted under
Article 2 and Licensor's fulfillment of its other obligations and undertakings under this Agreement, Licensee shall make the following (and only the following) non-refundable milestone payments to Licensor within [*] days after the event specified below. Such milestones refer only to the therapeutic application of the Product or Kit to human Disease Areas.

          (a) With respect to Oncology (Up to US$15 million in total):

               (i) [*] upon the first NDA filing for approval of Product or Kit for the first Oncology Indication in the U.S. or Europe;

               (ii) [*] upon the first NDA approval of Product or Kit for the first Oncology Indication in the U.S. or Europe;

               (iii) [*] upon the second NDA approval of Product or Kit for the first Oncology Indication in the U.S. or Europe (whichever of those two regions was not the subject of the NDA approval referenced in subsection
     (a)(ii) above);

               (iv) [*] upon the first NDA approval of Product or Kit for the second Oncology Indication in the U.S. or Europe; and

               (v) [*] upon the second NDA approval of Product or Kit for the second Oncology Indication in the U.S. or Europe (whichever of those two regions was not the subject of the NDA approval referenced in subsection
     (a)(iv) above).

For the sake of clarification with respect to the above milestone payments, should Licensee file an NDA for approval of Product for the first Indication in the Oncology Disease Area (e.g., lung cancer) and pay the milestone payment related thereto, but should the FDA not approve such NDA, then, when Licensee files an NDA for a second Oncology Indication (e.g., breast cancer) Licensee shall owe no additional milestone payment for such second filing, but if the FDA approves such second NDA,

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Licensee shall owe Licensor the milestone payment specified in Section
5.2(a)(ii), since that will be the first NDA approval in the Oncology Disease Area. Should Licensee file an amended NDA for the first Indication, Licensee shall owe no additional milestone payment relating to the filing of such amendment.

          (b) With respect to Ophthalmology (Up to [*] in total):

               (i) [*] upon the first initiation (meaning enrollment of the first patient following protocol clearance) of the Phase III Clinical Studies of the use of Product or Kit for the first Indication in the Ophthalmology Disease Area in the U.S. or Europe, or upon the first NDA filing for approval of Product or Kit where the FDA, or its foreign equivalent in Europe, grants "Fast Track" status for the Product, whichever is earlier;

               (ii) [*] upon the first NDA approval of Product or Kit for the first Ophthalmology Indication in the U.S. or Europe; and

               (iii) [*] upon the second NDA approval of Product or Kit for the first Ophthalmology Indication in the U.S. or Europe (whichever of those two regions was not the subject of the NDA approval referenced in subsection (b)(ii) above).

          (c) With respect to Third Disease Area (excluding Oncology and Ophthalmology) (Up to [*] in total):

               (i) [*] upon the first NDA approval of Product or Kit for the first Indication in a Disease Area other than Oncology and Ophthalmology in the U.S. or Europe; and

               (ii) [*] upon the second NDA approval of Product or Kit for the first Indication in a Disease Area other than Oncology and Ophthalmology in the U.S. or-Europe (whichever of those two regions was not the subject of the NDA approval referenced in subsection (c)(i) above).

          (d) With respect to Fourth Disease Area (excluding Oncology, Ophthalmology and the Third Disease Area) (Up to [*] in total):

               (i) [*] upon the first NDA approval in the U.S. or

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     Europe of Product or Kit for the first Indication in a Disease Area other than Oncology, Ophthalmology and the Third Disease Area referenced in subsection (c) above; and

               (ii) [*] upon the second NDA approval in the U.S. or Europe of Product or Kit for the first Indication in a Disease Area other than Oncology, Ophthalmology and the Third Disease Area (whichever of those two regions was not the subject of the NDA approval referenced in subsection
     (d)(i) above).

     5.3 Royalty Payments. In consideration of the license granted under Article 2 and Licensor's fulfillment of its other obligations and undertakings under this Agreement, Licensee shall pay to Licensor a non-refundable royalty, on a country-by-country basis and (subject to Section 5.3.8) an Indication-by-Indication basis, on the Net Sales of the Product and the Kit sold by Licensee, its Affiliates and sublicensees in the Territory.

     5.3.1 Royalty in Countries Without Market Exclusivity. With respect to all countries in which no Market Exclusivity exists for a given Indication (i.e., in contrast to countries in which Market Exclusivity exists for a period of time, but then expires), Licensee (subject to Sections 5.3.5, 5.3.8 and 5.3.9 below) shall pay the following royalty on Net Sales of the Product or the Kit (as the case may be) sold in such country for such Indication for therapeutic application to human Disease Areas from the date of the First Commercial Sale in such country until the earlier of (x) the date of expiration of the Market Exclusivity for such Indication in the U.S. or (y) the tenth anniversary of the date of the First Commercial Sale in such country for such Indication:

          (i) If Licensee, its Affiliates or sublicensees market and sell the Product alone, [*]of the Net Sales of the Product; and

          (ii) If Licensee, its Affiliates or sublicensees market and sell the Product as part of a Kit, [*] of the Net Sales of the Kit.

          (iii) Following the termination of the royalty period set forth above (i.e., upon the earlier of (x) or (y) above), if (a) any of the composition-of-matter patents in Japan covering the Compound [*] is still enforceable in Japan, and such patent(s) were issued and effective as of the Effective Date and remain subject

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               to royalty obligations under the Research Agreement and the
               Assignment described in clause (b) below, and the sale of the Product in Japan would infringe a Valid Claim of such patent(s) absent a license, and (b) if at such time NPC continues to have royalty obligations to [*], based on gross sales of the Product in such countries in the Territory, then, in countries without Market Exclusivity, Licensee shall pay Licensor a royalty of [*] of the gross sales of the Product if Licensee, its Affiliates or sublicensees sell the Product alone in countries without Market Exclusivity, or (subject to the last sentence of this Paragraph
               (iii)) [*] of gross sales of the Kit if Licensee, its Affiliates or sublicensees sell the Product as part of a Kit in countries without Market Exclusivity, but only until the earlier of (a) or
               (b) above is no longer the case. Notwithstanding the foregoing, if during the royalty period in which Net Sales of the Kit are calculated under this Paragraph (iii), Licensee, its Affiliates or sublicensees also sell the Product separately in the same country where they sell the Kit for the same Indication, then Licensee shall (when royalties are payable under this Paragraph
               (iii)) pay royalties on all Product sold as part of Kits in such country at the rate of [*] of gross sales during such period (for example, if Licensee sells the Product as part of the Kit in Country A for $X per Kit per dose for lung cancer and, in the same royalty period, Licensee also sells the Product separately for $Y per dose in Country A for lung cancer, Licensee shall (with respect to sales of Kits) pay a royalty equal to [*] times gross sales based on $Y times the number of Kits sold in Country A during that royalty period).

     5.3.2 Royalty in Countries Covered by Market Exclusivity. With respect to all countries in which Market Exclusivity exists for the Product for a given Indication, Licensee shall pay the following royalty in respect to the Product and the Kit sold in such country for such Indication for therapeutic application to human Disease Areas from the date of the First Commercial Sale in such country:

          (a) Until expiration of such Market Exclusivity:

          (i) If Licensee or its Affiliates market and sell the Product alone (not as part of a Kit), [*] of the Net Sales of the Product; if

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               sublicensees market and sell the Product alone (not as part of a
               Kit) for therapeutic application in the Oncology Disease Area in humans, [*] of the Net Sales of the Product; if sublicensees market and sell the Product alone for therapeutic application in the Ophthalmology Disease Area in humans, [*] of the Net Sales of the Product; and if sublicensees market and sell the Product alone for therapeutic application in other Disease Areas in humans other than Oncology and Ophthalmology, the royalty percentage set forth in the table at the end of this Section 5.3.2(a).

          (ii) If Licensee or its Affiliates market and sell the Product as part of a Kit, [*] of the Net Sales of the Kit; if sublicensees market and sell the Product as part of a Kit for therapeutic application in the Oncology Disease Area in humans, [*] of the Net Sales of the Kit; if sublicensees market and sell the Product for therapeutic application in the Ophthalmology Disease Area in humans, [*] of the Net Sales of the Kit; and if sublicensees market and sell the Kit for therapeutic application in other Disease Areas in humans other than Oncology and Ophthalmology, the royalty percentage set forth in the table at the end of this
               Section 5.3.2(a); provided that, if during the royalty period for which Net Sales of the Kit are calculated, Licensee, its Affiliates or sublicensees also sell the Product separately in the same country where they sell the Kit for the same Indication, then Licensee shall pay royalties on all Product sold as part of Kits in such country at the rates set forth in subsection (a)(i) above during such period (for example, if Licensee sells the Product as part of the Kit in the United States for $X per Kit per dose for lung cancer and, in the same royalty period, Licensee also sells the Product separately for $Y per dose in the United States for lung cancer, Licensee shall (with respect to sales of Kits) pay a royalty equal to [*] times Net Sales based on $Y times the number of Kits sold in the United States during that royalty period).

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             Royalty Percentages Applicable to Sublicensee Net Sales
             of Product for Therapeutic Application in Human Disease
                  Areas Other Than Oncology and Ophthalmology:

 If the gross selling price    Royalty on Net       Royalty on
per dose of the Product is:   Sales of Product   Net Sales of Kit
---------------------------   ----------------   ----------------
- $1,000 or less                     [*]                [*]
- $1,001 to $1,500                   [*]                [*]
- $1,501 to $2,000                   [*]                [*]
- $2,001 to $3,000                   [*]                [*]
- $3,001 or higher                   [*]                [*]

          (b) On and after the date of expiration of such Market Exclusivity and until the tenth anniversary of the date of the First Commercial Sale in such country for such Indication:

          (i) If Licensee, its Affiliates or sublicensees market and sell the Product alone, [*] of the Net Sales of the Product; and

          (ii) If Licensee, its Affiliates or sublicensees market and sell the Product as part of a Kit, [*] of the Net Sales of the Kit.

     5.3.3 Royalties on Net Sales of Product for Other than Therapeutic Application to Human Disease Areas. Licensee shall pay a royalty on Net Sales of the Product or the Kit sold for uses other than human therapeutic uses (e.g., diagnostic and monitoring uses for human Disease Areas, veterinary uses and Other Commercial Applications); the amount of such royalty shall be [*] of the royalty rates specified above except for the royalty payable under Section 5.3.1(iii) (such royalty only being due if owed by NPC to PPI's former shareholders on such Product sales under the Research Agreement and Assignment described in Section 5.3.1(iii)).

     5.3.4 Extension of Market Exclusivity. If during the term of this Agreement, (i) Licensor obtains a new patent right covering an invention that, if used for the Product, would extend Market Exclusivity or create new Market Exclusivity for the

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Product in a given Indication in a given country, and (ii) Licensee notifies
Licensor that Licensee elects, in its discretion, to use such invention for the Product, such patent right shall automatically, upon such election by Licensee, be included in the Licensed Patents. In such event, Licensee shall (subject to Sections 5.3.5, 5.3.8 and 5.3.9 below) pay the royalty on Net Sales of such Product (or a Kit including such Product, as the case may be) in the Indication and country in which Market Exclusivity is created or extended by such new patent right at the rate(s) set forth in Section 5.3.2(a) above during the period of such Market Exclusivity (if such Indication is for therapeutic application to a human Disease Area; otherwise, in accordance with Section 5.3.3, the royalty shall be [*] of such rates during the period of Market Exclusivity). Unless and until Licensee notifies Licensor that it elects to use a new patent right as aforesaid, such new patent right shall be excluded from the Licensed Patents.

     5.3.5 Reduction of Royalties. Royalties payable by Licensee to Licensor under this Section 5.3 shall be reduced or abated, as the case may be, as follows:

          (a) In the event of, and only during the pendency of, any third-party infringement of Licensed Patents, royalties due in the country(ies) of such infringement shall be reduced to [*] of the then currently applicable levels, provided that the recovery obtained in any action or suit against a third-party infringer shall be subject to Section 14.3(b).

          (b) In the event the development, manufacture, use, distribution, marketing or sale of the Product or the Product as part of the Kit in the Territory allegedly infringes a third party's patent rights, where the alleged infringement is based on Licensee's or its Affiliates' or sublicensees' practice in the Territory of the Licensed Technology, amounts otherwise payable to Licensor shall be reduced as provided in Section 14.4.

          (c) If a third party obtains, by order, decree or grant from a competent governmental authority in any country in the Territory, a compulsory license under Licensed Patents authorizing such third party to manufacture, use or sell any Product or the Product as part of the Kit in such country, with a royalty rate lower than the applicable royalty rate set forth in this Article 5, Licensor or Licensee, as the case may be, shall give the other party prompt notice of such compulsory license. During the period of sales of such Product and/or the Product as part of the Kit by said third party under such compulsory license, Licensee's obligations to pay royalties

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under Section 5.3 hereof with respect to sales in such country for such Product and/or the Product as part of the Kit shall be reduced to the rate payable by said third party under such compulsory license.

     5.3.6 Quarterly Payments in U.S. Dollars. Royalty payments due under this Agreement shall accrue on a calendar quarter basis (each calendar quarter being a "royalty period") and shall be made in U.S. Dollars within [*], with respect to sales by Licensee and its Affiliates, and within [*], with respect to sales by sublicensees, after the last day of March, June, September and December for royalties accruing on the Net Sales during the preceding royalty period.

     5.3.7 Royalty Statement. Each quarterly royalty payment shall be accompanied by a statement which sets forth, on a country-by-country basis and an Indication-by-Indication basis (to the extent such information is readily available), the gross sales and the Net Sales expressed in U.S. Dollars, the quantity of the Product and/or the Kit sold, and the royalty rates and royalties payable. For those Net Sales occurring in currencies other than United States Dollars, the exchange conversion of foreign payments into U.S. Dollars shall be calculated at the average of the rate of exchange existing in the U.S. for a given foreign currency as reported in the Wall Street Journal (New York Edition) on each banking day of each of the three (3) months during the royalty period as provided for in Section 5.3.6.

     5.3.8 [*] Product and Kit. [*] shall be payable in respect of the Net Sales of a given Product or Kit (e.g., if a Product or Kit sold to a customer is approved for multiple Indications or multiple Disease Areas, [*] shall be due on the Net Sales of that Product or Kit to that customer, [*] for the multiple Indications or Disease Areas).

     In the event that one formulation of the Product is approved for use with more than one (1) Indication within a Disease Area or for use with more than one
(1) Disease Area, then the royalty rate and the term of royalty payments shall be determined in accordance with the following example: If, for example, the Product is approved for lung cancer in Year [*] and the same Product with the same formulation is approved for pancreatic cancer in Year [*] in a country with Market Exclusivity, and the Product loses Market Exclusivity in Year [*], then the royalty rate beginning in Year [*] for all such Product sales (for both lung and pancreatic cancer) shall be as specified in Section [*]. The obligation to pay royalties on such Product for sales in connection with lung cancer shall terminate

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in Year [*], and the obligation to pay royalties on such Product for sales in connection with pancreatic cancer shall terminate in Year [*]. During Year [*] and Year [*], Net Sales on which royalties shall be paid shall be calculated as follows: Total Net Sales of Product shall be [*]. Notwithstanding the foregoing, the parties may mutually agree, on a case-by-case basis, to calculate Net Sales differently than as provided above, taking into account the contribution to Net Sales from particular Indications.

     In addition, if a Product is sold as a part of a Kit, [*] shall be due -- on Net Sales of the Kit -- and [*] shall be due in respect of the Product that is a component of such Kit.

     5.3.9 Sales to Affiliates and Sublicensees. No royalties shall be payable on sales between and among Licensee, its Affiliates and sublicensees, but shall become payable upon the first sale by Licensee, its Affiliates and/or sublicensees to an unrelated third party.

     5.3.10 Records. Licensee shall keep, and cause its Affiliates and sublicensees to keep, accurate records of sales of Products and Kits made pursuant to the license granted hereunder so that the royalty payable and the royalty statement may be verified. Such records shall be open to inspection at any reasonable time -- but there shall not be more than [*] -- within [*] years after the royalty period to which such records relate. Such inspection shall be by an independent certified public accounting firm selected by Licensor and approved by Licensee, which approval shall not be unreasonably withheld, and shall be at Licensor's expense. Such accounting firm shall execute and deliver to Licensee a confidentiality agreement in a form reasonably acceptable to Licensee. In no event shall any information, except for the information necessary for Licensor to confirm the accuracy of the royalty payments, be disclosed by such accounting firm to Licensor. Such accounting firm shall disclose the same information to Licensee. If said examination of the records reveals more than a [*] underpayment of the royalty payable during the royalty period(s) under inspection, expenses for said accounting firm shall be borne by Licensee.

     5.4 Bank Remittance. All payments under Sections 5.1, 5.2 and 5.3 shall be made by wire transfer to the bank and to the account designated by NPC on behalf of Licensor. The allocation of payments between NPC and Meiji shall be solely in their discretion and solely their responsibility.

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     5.5 Late Payments. In the event that any payment under Sections 5.1, 5.2 or
5.3 is not made when due, including any underpayment of royalties determined in accordance with Section 5.3.10, the payment shall accrue interest at the prime rate prevailing at the Bank of Tokyo-Mitsubishi in Tokyo (or its successor) on the date when such payment is due.

     5.6 Taxes and Withholdings. All taxes required to be withheld from any payments under Article 5 shall be deducted from the amounts payable and shall be paid to the appropriate fiscal or tax authorities on behalf of Licensor. Such payments shall be withheld and paid on behalf of NPC unless NPC notifies Licensee in writing that some or all of such payments should be withheld and paid on behalf of Meiji. Licensee shall promptly furnish to Licensor (care of NPC unless Licensee is notified otherwise) tax receipts issued by the appropriate fiscal or tax authorities evidencing payment of such taxes. Licensor may seek applicable tax credits in Japan for the amount of such withholdings.

ARTICLE 6. DEVELOPMENT

     6.1 Due Diligence. Licensee shall use commercially reasonable diligence--consistent with accepted business practices and legal requirements (which diligence may, but not necessarily will, include application of scientific, technical, clinical and regulatory personnel, equipment, and time and resources towards the development of the Product and/or the Product as part of the Kit to meet Licensee's obligations under this Agreement), and taking into account issues of commercial viability, safety and efficacy -- to develop, obtain Regulatory Approval of, and commercialize the Product (and/or, in Licensee's discretion, the Product as part of a Kit). Licensee's development efforts with respect to the Oncology and Ophthalmology Disease Areas shall be guided by the development plan attached hereto as Exhibit B (hereinafter referred to as the "Development Plan"), but the failure to comply with such Development Plan shall not be deemed a failure of required diligence if Licensee's efforts reflect commercially reasonable diligence as described above. Licensee shall notify Meiji of any material amendment or modification of the Development Plan and the reasons therefor, and Meiji shall have the right to offer input and suggestions to Licensee regarding such amendment(s) and modifications(s); Licensee shall give due consideration to such input and suggestions, provided that such consideration shall be in accordance with commercially reasonable diligence as described above. In addition, Licensee shall use commercially reasonable diligence to achieve the [*]. Licensor recognizes, however, that commercial, safety or efficacy issues may not make it commercially reasonable to achieve such targets, and that many

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aspects of achieving such targets are beyond Licensee's reasonable control.
Licensor further agrees that Licensee's exercise of commercially reasonable diligence with respect to a Product or a Product as part of a Kit for any one Indication in a Disease Area shall be deemed to satisfy Licensee's diligence obligations in such Disease Area. Licensor further agrees that, during the first [*] months following the Effective Date of this Agreement, Licensee's exercise of commercially reasonable diligence in the development of a Product or a Product as part of a Kit in any one Disease Area shall be deemed to satisfy Licensee's diligence obligations under this Agreement.

     Provided that it is reasonable to do so on grounds of commercial non-viability, toxicity or non-efficacy, Licensee shall have the right, exercised by giving notice in writing to Licensor, either not to commence development of a Product (including a Product as part of a Kit), or to cease development of a Product, or not to pursue Regulatory Approval or commercialization of a Product in one or more Disease Area(s) in a particular country or countries. In such case, at Licensee's option as indicated in its notice to Licensor, either (i) the scope of Licensee's rights under the license granted in this Agreement shall be reduced commensurate with the Disease Area(s) or countries Licensee elects to relinquish in such notice, or (ii) Licensee may elect to reduce its license rights in respect to a specified country or countries or a specified Disease Area or Disease Areas to a "semi-exclusive license" as described, and on the terms provided, in Section 6.4 below.

     6.2 Compliance with Regulations. Licensee shall undertake development of the Product and/or the Product as part of the Kit hereunder in accordance with all applicable regulatory requirements including, but not limited to, the then-current Good Laboratory Practices, Good Clinical Practices and Good Manufacturing Practices promulgated by any regulatory authorities in any country of the Territory.

     6.3 Progress Report. Licensee shall report semi-annually to Licensor on the progress status of the development work and activities with respect to the Product and/or the Product as part of the Kit. In addition, at the request of either Meiji or Licensee, the parties shall meet every six (6) months to discuss the status of development, at a mutually agreeable time and place.

     6.4 Failure of Due Diligence. In the event that Licensor believes Licensee has failed to perform in accordance with the diligence obligations with respect to the development and commercialization of the Product as set forth in this Agreement, Licensor may, in its discretion, acting through Meiji, give detailed written notice of such alleged failure to Licensee, such notice to specify the countries and Disease

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Area(s) (collectively, the "areas") in which Licensor believes Licensee has failed to proceed with commercially reasonable diligence. Licensee and Meiji shall then discuss the situation in good faith. If Licensee agrees it has not acted with the requisite diligence in the areas indicated in Licensor's notice, but is willing to do so, it shall immediately commence diligent efforts in the areas indicated. Alternatively, Licensee may, in its discretion, agree to relinquish certain rights under the license granted in this Agreement, as provided in Section 6.1 above. Alternatively, Licensee may disagree with Licensor and claim that its efforts reflect commercially reasonable diligence as required in Section 6.1. In such case, Licensor may agree with Licensee following their discussion or may disagree with Licensee. If Licensor disagrees with Licensee, Licensor may, in its discretion (acting through Meiji) initiate a dispute resolution process in accordance with Section 20.9 and an arbitration proceeding in accordance with Section 20.10 to resolve the issue.

     If the arbitrators issue a final decision in favor of Licensor on the issue of diligence, then the following shall be the sole options and remedies available to the parties:

          (a) Licensee has the option (to be exercised in writing not later than [*] days following Licensee's receipt of the arbitrators' final decision), in its discretion, of terminating its rights under the license granted in this Agreement in areas in which the arbitrators found it failed to exercise commercially reasonable diligence; or

          (b) If Licensee elects, in its discretion, to retain its full, exclusive rights under this Agreement, Licensee shall (either before or after the arbitration proceeding, but not later than [*] following its receipt of the arbitrators' final decision) pay [*] in the Disease Area in which it is found not to have exercised the required diligence (such payment to be credited against such milestone payment when it becomes due). If Licensee continues to elect to retain its full rights under this Agreement, it shall pay [*] from the date of its payment of [*] (which payment shall also be credited against the milestone payment when it becomes due) or when the actual milestone is achieved, whichever is earlier. Upon Licensee's payment of the total first milestone payment due in a given Disease Area, Licensee shall be deemed to have satisfied its diligence obligations under this Agreement in such Disease Area, and Licensor shall thereafter have no right or ability to allege or contest Licensee's lack of diligence in such Disease Area.

          (c) If Licensee elects not to avail itself of either option described in

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Paragraph (a) or Paragraph (b) above, then Licensor shall have, as its sole remedy for Licensee's failure to exercise the requisite diligence, the option (to be exercised in writing between [*] and [*] days following Meiji's receipt of the arbitrators' final decision, if Licensee did not elect either of its options above) to convert the exclusive license granted to Licensee under this Agreement into a semi-exclusive one in respect to a country or countries and a Disease Area or Disease Areas with respect to which the arbitrators concluded Licensee's failure of commercially reasonable diligence occurred; provided that if the arbitrators conclude both (a) that Licensee is not diligently developing the Product at all, in any Disease Area, and (b) that Licensee is at that time developing a competing product in a given Disease Area, then Licensor, acting through Meiji, may in its discretion (to be exercised in writing between [*] and [*] days following Meiji's receipt of the arbitrators' final decision if Licensee did not elect either of its options above) terminate (rather than merely convert to semi-exclusive) Licensee's license rights under this Agreement in the Disease Area in which Licensee is developing a competing product. (For the avoidance of doubt, and without limiting the above, this Agreement does not prohibit Licensee from developing and commercializing other products in the Field.)

     The term "semi-exclusive license" shall mean that Licensee shall retain the exclusive license granted to it under this Agreement, with the right to sublicense, subject to the reservation of the same right by Licensor (including the right to manufacture Compound and Bulk and make, use and sell Product), but only in the country(ies) and Disease Area(s) in which Licensee failed to exercise the required diligence, with the right to license (subject to Licensee's semi-exclusive license). In such case, Licensee's right to sublicense and Licensor's right to license, as applicable, means only the right to sublicense or license, as the case may be, all of the granted rights under
Article 2 or the reserved rights under this Section 6.4 to one third party each (for a total of two) in a particular country relating to the Disease Area(s) in question. In the event of such sublicense or license, Licensee and Licensor shall each have no right itself to exercise the right granted under Article 2 or reserved under this Section 6.4 in such particular country for the Disease Area(s) in question, as the case may be (for the sake of clarification, this means that, in the event of a semi-exclusive license, each party will have the right itself, or through an Affiliate or one sublicensee (in the case of Licensee) or through an Affiliate or one licensee (in the case of Licensor), to make, use and sell the Product relating to the Disease Area in question in a given country). If Licensee's exclusive license is converted into a semi-exclusive one as to a Disease Area in a country, then the royalty rates set forth in Section 5.3 shall be [*] in respect to Net Sales of Product in such Disease Area in such

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country for which the option is exercised, except in those country(ies) where
Licensor elects never to undertake the development, Regulatory Approval or commercialization of the Product (itself or through an Affiliate or a licensee). In the event Licensee's license is converted to semi-exclusive in a Disease Area in a country, Licensee shall consent to Licensor cross-referencing Licensee's IND for such Disease Area in such country, free of charge.

     6.5 Licensee Information. Licensee shall own all resulting Licensee Information, data, reports and other information and all rights arising from its research, development, regulatory and commercialization activities and efforts including, but not limited, to all data, reports, information and rights arising out of any NDA for a Product or Kit, any FDA approval thereof or any corresponding application or approval in any country in the Territory.

     6.6 Transfer of IND. NPC has an IND with the FDA for the Product (IND No. [*]. Promptly after Licensor's receipt of the Upfront License Fee specified in
Section 5.1 (unless due to unavoidable translation problems), Licensor shall complete the tasks assigned to it and submit the specified materials to Licensee in accordance with Exhibit C (IND Transfer to Light Sciences). NPC shall transfer the IND and all of NPC's rights and responsibilities in such IND to Licensee. Such transfer shall be substantially in the form as set forth in Exhibit C. Provided Licensor complies with its obligations in accordance with Exhibit C, all subsequent work necessary to make such IND fully compliant with applicable laws and regulations, and to enable Licensee to conduct further development thereon, shall be at Licensee's sole responsibility and cost.

ARTICLE 7. REPORTS OF ADVERSE EVENTS

     Promptly after the Effective Date, and from time to time thereafter at either party's request, the parties hereto shall discuss and establish standard operating procedures for the prompt exchange -- in compliance with all applicable laws and regulations -- of any and all information on serious and other adverse drug experiences, as defined and required by the FDA and other applicable regulatory authorities, which the parties are obligated to report to any regulatory authorities in accordance with applicable regulations or requirements in connection with any use of the Compound and/or the Product. Each party shall comply with such agreed procedures. Without limiting the foregoing, each party shall immediately provide to the other party a copy of any adverse event report(s) of which it becomes aware

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during the term of this Agreement, so long as the other party is developing or marketing the Product.

ARTICLE 8. SUPPLY OF THE BULK AND PRODUCT BY MEIJI

     8.1 Bulk Supply.

          (a) Development Phase

               (i) In order to enable Licensee to proceed with development of the Product without disruption, Meiji shall, as requested by Licensee, supply Licensee with up to [*] of the Bulk in the year 2000 and [*] of the Bulk in the year 2001 for the development of the Product. Should the Third-Party Manufacturer(s) fail to supply Licensee with its requirements of the Bulk in the development phase, Meiji shall further serve as a back-up supplier to Licensee and shall, as requested by Licensee, supply the Bulk to Licensee for development use during the Phase I and Phase II Clinical Studies for the first two Disease Areas of the Product (for the avoidance of doubt, Phase II Clinical Studies are not Pivotal Clinical Studies). In addition, if reasonably necessary to avoid disruption of Product development and testing, Meiji shall also supply the Bulk to Licensee for the Pivotal Clinical Studies of the Product for the said first two Disease Areas, provided that (x) Licensee provides Meiji with reasonably sufficient lead time to fill Licensee's request for such supply and (y) at such time Meiji has sufficient manufacturing capacity to supply the quantities requested by Licensee. Licensee (and its collaborators) shall use the Bulk supplied by Meiji hereunder solely for the purpose of the development specified herein and shall not use the same for any other purposes.

               (ii) The procedures and time periods for forecasting, ordering, delivery and acceptance of the Bulk to be supplied for the development use under (i) above are set forth in Section 8.5 below. It is understood and agreed that there shall be no minimum batch size for orders of the Bulk.

               (iii) Price of the Bulk to be supplied for the development use under (i) above shall be [*]; provided that Meiji shall supply the [*].

          (b) Commercialization Phase. If Licensee requests Meiji to supply the Bulk during the period of Product commercialization, Meiji shall do so, subject to

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the terms and conditions of a separate supply agreement to be negotiated in good faith and executed at the time of such request by Licensee. Such separate agreement shall be consistent with the applicable terms of the Agreement, will contain commercially reasonable terms and conditions as are necessary and appropriate for such a supply agreement, and shall incorporate the following terms among others: (x) Licensee shall pay not less than [*] for the first [*] of the Bulk supplied each year for commercial use, and (y) if Licensee requests more than [*] per year, the separate agreement shall assure the price of the Bulk not less than [*] and compensation to Meiji for its capital investment (if any) necessary to increase its manufacturing capacity to supply Licensee's requirements. Unless such separate agreement is executed by the date of the First Commercial Sale of Product in the United States or Europe, whichever is earlier, Meiji shall have no subsequent obligations to supply the Bulk for commercial use.

     8.2 Product Supply. If requested by Licensee, Meiji shall supply the Product for the development use during the Phase I Clinical Studies for the first Product and - but only if reasonably necessary to prevent disruption of Product development - the Phase II Clinical Studies for the first Product (for the avoidance of doubt, Phase II Clinical Studies are not Pivotal Clinical Studies). Meiji shall not supply the Product to Licensee thereafter. Licensee shall use the Product supplied by Meiji hereunder solely for the purpose of the development specified herein and shall not use the same for any other purposes. Price of the Product per vial of 100 mg active Compound to be supplied for the development use hereunder shall be [*] and all orders for the Product (except for the [*]) shall call for each shipment to be in quantities of [*] as a unit; provided that Meiji shall supply the [*] of Product to Licensee [*]. The procedures and time periods for forecasting, ordering, delivery and acceptance of the Product are set forth in Section 8.5 below.

     8.3 Room Temperature Stability Studies. Promptly after receipt of the Upfront License Fee specified in Section 5.1, [*] Meiji shall initiate room temperature stability studies on the current formulation of the Product, in accordance with protocols to be reasonably agreed upon between the parties. Meiji may, in its discretion, conduct such studies in the Territory.

     8.4 Compliance With Specifications.

          8.4.1 Audit. Prior to commencement of supply of the Bulk and/or the Product by Meiji to Licensee as provided hereunder, Licensee shall audit Meiji's

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manufacturing facilities during reasonable business hours to verify that Meiji's facilities, equipment and procedures are acceptable to Licensee in its quality assurance and production standards.

          8.4.2 Meiji Responsibility for Compliance With Specifications, Including cGMP. In the event that, as the result of such audit under 8.4.1 above, Licensee accepts and requires Meiji to supply the Bulk and/or the Product, Meiji shall supply the Bulk and/or the Product in accordance with this
Article 8. Meiji shall use its best efforts promptly to remedy any plant deficiencies or manufacturing problems brought to Meiji's attention by Licensee, the FDA or any foreign counterparts of the FDA in Europe and to maintain all of its manufacturing facilities for supply of the Bulk and the Product to Licensee in compliance with the then-current U.S. Good Manufacturing Practices (cGMP) and any other comparable regulations or guidelines in Europe. The Bulk and Product Meiji supplies to Licensee (or its designees) shall conform in all respects to the then-current agreed Specifications for such Bulk and Product, including cGMP, and Meiji will manufacture such Bulk without negligence or fault, including without contamination or adulteration. As used in this Section 8.4.2, "Bulk" means NPe6 or ME2906 itself in bulk form, and "Product" means any formulation containing NPe6 or ME2906 itself as an active ingredient in finished form.

     8.5 Forecasting, Orders, Delivery and Acceptance.

          8.5.1 Forecasting and Ordering of Supply for Development. Subject to the limitations in Sections 8.1(a) and 8.2 above, Meiji shall supply Licensee with such quantities of the Bulk and/or Product as Licensee may order pursuant to this Agreement. Promptly after the Effective Date and thereafter, no later than [*] days before the start of each Half-Year Period, Licensee shall provide Meiji with a rolling [*] quarter forecast of its expected requirements of the Bulk and/or Product, including forecast quantities and delivery dates. Licensee shall update such forecast at the beginning of each calendar quarter thereafter during the development phase. No later than [*] days before the first day of any calendar month in which delivery is required (a "Delivery Month"), Licensee shall provide to Meiji its firm purchase orders for Bulk and/or Product for development use, including quantities and delivery dates. Such orders shall not deviate by more than [*] percent from the amount forecasted for such delivery dates in the most recent forecast. Meiji shall use its best efforts to deliver the ordered quantities to Licensee during the specified Delivery Month, at facilities designated by Licensee, no later than

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[*] days after receipt by Meiji of Licensee's firm order for a specified quantity of the Bulk and/or Product. The actual date of delivery to Licensee within each specified Delivery Month shall be within the discretion of Meiji, and Licensee shall undertake to accept delivery on such delivery date. Notwithstanding the foregoing, Meiji shall delivery to Licensee the first [*] of Bulk (referenced in Section 8.1(a)(iii)) within [*] days after Licensee pays the Upfront License Fee (unless Licensee and Meiji agree on a different delivery date), and Meiji shall deliver to Licensee the first [*] of Product (referenced in Section 8.2) in [*] (unless Licensee and Meiji agree on a different delivery date, in order to enable Product development to proceed without disruption. As used herein, Half-Year Period shall mean the period from April 1 to September 30 in any year or the period from October 1 in one year to March 31 in the following year, as the case may require.

          8.5.2 Shipment of Bulk and Product for Development. Meiji shall ship all Bulk and Product ordered by Licensee to a U.S. port designated by Licensee, with all expenses associated with shipping, delivery and insurance to be paid by Licensee.

          8.5.3 Payment. Licensee shall pay Meiji for the Bulk and/or Product it orders from Meiji within the later of [*] days following (i) Licensee's receipt of Meiji's invoice therefor or (ii) Licensee's receipt of the ordered Bulk and/or Product at its facilities. Any payment not made when due [*].

          8.5.4 Acceptance. Licensee and Meiji shall reasonably agree upon applicable written specifications, including production criteria in compliance with cGMP (collectively, "Specifications") for the Bulk and Product. Meiji shall manufacture and supply all Bulk and Product in accordance with such Specifications and shall deliver a Certificate of Analysis (in a mutually agreeable form) with each shipment, which certificate shall confirm that the Bulk and Product are in compliance with the Specifications on the date of shipment. Licensee shall inspect all shipments of the Bulk and Product supplied by Meiji promptly upon receipt, and Licensee may, by giving written notice to Meiji, reject any shipment (i) which does not conform to the applicable Specifications or (ii) which otherwise is deficient with respect to the quantity or quality of material provided or due to contamination by materials not listed in the Specifications or which is adulterated or misbranded (collectively, is "Deficient"). Any such notice shall be in writing and shall indicate the reasons for such rejection. In order to reject delivery of a shipment of the Bulk or Product, Licensee shall give written notice to Meiji of Licensee's rejection of any delivery within [*] days after receipt of such delivery at Licensee's designated facilities

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(arrival at the port designated by Licensee shall not constitute delivery to the facilities designated by Licensee). If Meiji is satisfied that the relevant shipment does not comply with the Specifications or is Deficient, Licensee shall dispose of the noncomplying shipment as Meiji shall lawfully direct and, at Meiji's sole cost and expense, Meiji shall replace the shipment or remedy the deficiency as soon as practically possible, at its sole cost and expense. If Meiji disputes Licensee's rejection of such Bulk or Product, the parties shall submit such Bulk or Product to a mutually agreed third-party laboratory in the U.S. for testing. Such laboratory's determination shall be final. The party against whom the third-party laboratory rules shall bear all costs of the third-party testing. In the event that the third-party laboratory determines that such Bulk or Product fails to meet the Specifications or is Deficient, Meiji shall replace such Bulk or Product or remedy the deficiency as soon as practically possible after receiving the third-party laboratory's notice of such determination. If the third-party laboratory rules that the rejected Bulk or Product meets the Specifications and is not Deficient, Licensee shall purchase such Bulk or Product at the agreed-upon price. If Licensee sends no such notice of rejection to Meiji, Licensee shall be deemed to have accepted such delivery [*] days after receipt of the shipment at its facilities. Once Licensee accepts shipment of the Bulk or Product, Licensee shall have no recourse against Meiji if such Bulk or Product is subsequently deemed unsuitable for use, unless Licensee proves that the aforementioned qualitative faults could not have been detected within such period using mutually agreed quality control and acceptance procedures.

     8.6 Term of Supply Obligation. Meiji's obligation to supply the Bulk and the Product under this Article 8 shall expire [*], whichever is earlier, unless by such time, negotiating in good faith, the parties have executed an agreement for the supply of Bulk during the commercialization phase, as provided in
Section 8.1 (b) above, which agreement shall continue in full force and effect.

ARTICLE 9. SALES AND PROMOTION

     9.1 Commercial Sale. Subject to the acknowledgement in Section 9.2 below, Licensee (including its Affiliates, sublicensees and distributors) shall commence marketing and sale of the Product and/or Kit in each country of the Territory as soon as commercially reasonable following the date when all the necessary Regulatory Approvals to market and sell the Product and/or Kit are obtained from the regulatory authorities in such country. Licensee shall promptly notify Licensor of the respective dates when the Regulatory Approvals are obtained

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and the commercial sale of the Product and/or Kit is commenced in each country of the Territory.

     9.2 Sales Promotion. Licensee (including its Affiliates, sublicensees and distributors) shall use commercially reasonable efforts to promote and commercialize the Product and/or the Kit in the Territory; provided that Licensor acknowledges that potential market size or financial, pricing or regulatory conditions in certain countries may make it commercially unreasonable to commercialize Product in such countries, and that it will be commercially reasonable for Licensee to promote and commercialize Product in certain countries before other countries.

     Licensee shall promote, at its own expense, sales of the Product and/or the Kit efficiently and in commercially reasonable fashion by distributing scientific literature and samples, by advertising in professional publications, etc., by detailing doctors, hospitals, etc. and by other commercially reasonable means.

     9.3 Supply of Promotional Materials. Licensee shall furnish Licensor with copies of its representative promotional materials and packages used for the Product and/or the Kit for Licensor's reference.

     9.4 Packaging Reference. Where commercially appropriate and in compliance with applicable laws and regulations, Licensee shall indicate in writing on the secondary Product packaging (i.e. the unit carton), labels, packages, package inserts, and promotional materials for the Product, in wording previously approved in writing by Licensor, that the Product contains Compound developed and sold under license from Meiji and NPC.

ARTICLE 10. ANTI-INFECTIVES: MEIJI RIGHT OF FIRST NEGOTIATION

In the event that Licensee or its Affiliates desire to develop the Product for use in the field of anti-infectives, Licensee shall, prior to implementing a plan for such development, present a proposal to Meiji for a worldwide relationship in such field (exclusive of Japan). Meiji shall have a period of [*] days from its receipt of such proposal in which to accept or decline such proposal. If Meiji declines (or fails to accept) such proposal within such [*] day period, Licensee, its Affiliates or sublicensees (by themselves or in collaboration with one or more third parties) shall be free to develop and commercialize the Product throughout the Territory for use in the field of anti-infectives, free of any obligations to Meiji under this Article 10, subject only to the terms and conditions set forth elsewhere in this Agreement,

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including payment of the applicable milestone and royalty payments to Licensor set forth in Sections 5.2 and 5.3 hereof. If Meiji accepts such proposal within the [*] day period, Licensee and Meiji shall promptly negotiate an appropriate agreement setting forth detailed terms and conditions to implement such proposal. If the parties fail to execute such agreement within [*] days thereafter, Licensee, its Affiliates or sublicensees shall be free to develop and commercialize the Product throughout the Territory for use in the field of anti-infectives, with no obligation to Meiji under this Article 10, subject only to the terms and conditions set forth elsewhere in this Agreement.

ARTICLE 11. LICENSEE'S DEVICE

If Licensee develops or acquires rights to the Device, and if Licensee has the right and authority to grant the following rights in the Device to Meiji, Meiji shall have the right, subject to mutual agreement on the terms and conditions thereof, to develop and customize the Device, and to be the exclusive distributor (with the right to use subdistributors) of the Device, solely in Japan and solely in conjunction with the Product. Such terms and conditions, including Meiji's payment obligation to Licensee in connection therewith and its obligation to disclose improvements to the Device to Licensee, shall be subject to discussion and mutual agreement by the parties. When Licensee has developed or obtained rights to the Device, by itself or through its Affiliates, licensees or sublicensees, Licensee shall inform Meiji thereof so that Meiji may, in its discretion, notify Licensee whether Meiji is interested in obtaining rights to the Device for use with the Product in Japan. If so, Meiji shall present a written proposal to Licensee, which the parties shall then promptly discuss. If the parties do not execute an agreement within [*] days after Licensee invites Meiji to present such a proposal, Licensee shall have no further obligation to Meiji under this Section or otherwise with respect to the Device (except for royalty obligations under this Agreement based on Net Sales of the Kit). Meiji recognizes that in the course of developing the Device, obtaining rights to the Device (or components thereof) from others or contracting with others for the development of the Device, Licensee may not have, or may lose, the right to grant Meiji the rights contemplated in this Section, in which case Meiji shall have no rights hereunder, provided that Licensee shall use reasonable efforts, at no cost to Licensee, to obtain the right to grant Meiji the rights contemplated in this Section. For the avoidance of doubt, this Section contemplates Licensee's grant to Meiji of rights to the Device solely in Japan and solely in conjunction with the Product; Licensee is free to grant rights to the Device to others for use in Japan in conjunction with products other than

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the Product.

ARTICLE 12. PRODUCT LIABILITY AND INDEMNIFICATION

     12.1 Licensor's Indemnification of Licensee. In addition to, and without limiting, Meiji's indemnification obligations under Section 12.3 and Licensor's obligations under Section 14.4, Licensor shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify and hold Licensee, its Affiliates and sublicensees, and their respective directors, officers, employees, agents and representatives harmless from and against any and all third-party claims, actions, lawsuits, proceedings, fines, penalties, damages, costs, fees and expenses, including reasonable legal expenses, costs and attorneys' fees incurred in the defense thereof (collectively, "Claims"), resulting from, arising out of or attributable to any breach of any representation or warranty in Section 19.1 by Licensor, except to the extent such Claim is attributable to Licensee's breach of any of its representations and warranties provided in Section 19.2; provided, however, that (a) Licensee gives Licensor prompt notice of any such Claim; (b) Licensor has the right, in consultation with Licensee to compromise, settle or defend such Claim; and (c) Licensee, at Licensor's expense, cooperates with Licensor in the defense of such Claim.

          12.2 Licensee's Indemnification of Licensor. In addition to, and without limiting, Licensee's indemnification obligations under Section 12.3 and Licensee's obligations under Section 14.4, Licensee shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify and hold Licensor, their directors, officers, employees, agents and representatives harmless from and against, any and all third-party claims, actions, lawsuits, proceedings, fines, penalties, damages, costs, fees and expenses, including reasonable legal expenses, costs and attorneys fees incurred in the defense thereof (collectively, "Claims") resulting from, arising out of or attributable to (i) any breach of any representation or warranty in Section
19.2 by Licensee, or (ii) the research, development, use, manufacture, sale and distribution by Licensee, its Affiliates and sublicensees of the Compound, Bulk, Product and Kit or (iii) the use of the Licensed Technology by Licensee, its Affiliates, sublicensees and collaborators (including, without limitation, the Third-Party Manufacturer(s)), except to the extent such Claim is attributable to Meiji's or Licensor's breach of any of its or their representations and warranties provided in Section 19.1 or is subject to Meiji's or Licensor's indemnification or other obligations under Sections 12.1, 12.3 or 14.4; provided, however, that (a) Licensor gives Licensee prompt notice of any such Claim; (b) Licensee, its Affiliates or sublicensees have the right, in consultation with Licensor, to compromise, settle or defend such Claim; and (c) Licensor, at the expense of Licensee, cooperates with Licensee, its Affiliates or sublicensees in the defense of such Claim.

     12.3 Indemnification Obligations with respect to Bulk and Product Supplied by Meiji. Subject to, and without limiting, Licensor's obligations under Sections 12.1 and 14.4, during and after the term of this Agreement, Licensee shall be responsible for, and shall indemnify, defend and hold harmless Meiji, and its directors, officers, employees, agents and representatives from and against, any and all third-party claims, actions, lawsuits, proceedings, fines, penalties, damages, costs, fees and expenses, including reasonable legal expenses, costs and attorneys' fees incurred in the defense thereof (collectively, "Claims") resulting from any use by Licensee, its Affiliates, sublicensees and collaborators of the Bulk and the Product supplied by Meiji, except for Claims resulting from, arising out of or attributable to (i) the failure of the Bulk or the Product supplied by Meiji to meet the then-current Specifications; or (ii) any negligence or fault in the manufacture of the Bulk so supplied, including any contamination or adulteration of the Bulk so supplied; for which Claims Meiji shall, during and after the term of this Agreement, be responsible for and shall indemnify, defend and hold harmless Licensee, its Affiliates, sublicensees and collaborators, and their respective directors, officers, employees, agents and representatives.

ARTICLE 13. TRADEMARKS

     Licensee and its Affiliates and sublicensees may use any trademark(s) owned or controlled by Licensee or any of its Affiliates or sublicensees in connection with the Product and/or Kit to be distributed in the Territory, and shall notify Licensor in writing of the same. Licensor shall have no ownership or other right in or to such trademark(s).

ARTICLE 14. PATENTS

     14.1 Patent Maintenance. Licensor shall, at its sole cost and expense, use diligent efforts to prosecute, obtain and maintain all Licensed Patents in the Territory. Licensor shall promptly notify Licensee in writing of the filing or issuance of any Licensed Patents. In addition, on an ongoing basis during the term of this Agreement, Licensor shall provide to Licensee copies of all actions, amendments and correspondence with Patent Offices in countries in the Territory relating to such Licensed Patents, and shall otherwise keep Licensee up to date on the status of all such Licensed Patents. Without limiting the foregoing, Licensor shall provide Licensee with semi-annual reports, as requested by Licensee, on the status of the Licensed Patents.

     14.2 Extension of Licensed Patent Term. Upon the written request of Licensee, and with Licensee's reasonable cooperation, Licensor shall execute and file any appropriate application and related documents to extend the term of any Licensed Patent.

     14.3 Third-Party Infringement of Licensed Patents.

          (a) Each party shall promptly notify the other party if it becomes aware of the activities of any third party which are believed to infringe any of the Licensed Patents.

The parties, including their Affiliates and sublicensees as appropriate, shall consult as to a potential litigation strategy or strategies against the alleged infringer and shall use reasonable efforts to terminate such alleged infringement without litigation.

          (b) If the efforts of the parties are not successful in abating the alleged infringement, Licensee shall have the first right, but not the obligation, to bring an appropriate suit or action against such infringement, in its own name, in the name of its Affiliates or sublicensees, and in the name(s) of Licensor, as Licensee reasonably deems appropriate [*], to restrain any infringement, threatened infringement or suspected infringement of any Licensed Patent in the Territory and to [*]. Licensor shall cooperate in any such infringement action, shall make available to Licensee copies of any and all relevant records, papers, documents, information and specimens and shall execute all such papers and perform such other acts as may be reasonably requested by Licensee (including consent to be joined as nominal party plaintiff in such action). [*] if any, for taking any action at the written request of Licensee. Licensee shall have full right and authority to settle or otherwise consent to an adverse judgment in any such action or suit. If Licensee does not elect to bring suit against the alleged infringement, Licensor shall have the right, but not the obligation, to bring an appropriate suit or action against such infringement, [*]. Any amount recovered in any action or suit against a third-party infringer shall [*]; provided that, if Licensee is the party bringing such action, any recovery [*].

     14.4 Alleged Infringement of Third-Party Patents.

          (a) Resolution of Alleged Infringement Through Third-Party License. In the event either Licensor or Licensee learns of any third party's patents which may cover the development, manufacture, use, distribution, marketing or sale of the Product and/or the Product as part of the Kit in the Territory, and such coverage arises out of Licensee's practice, in the Field and in the Territory, of its rights granted

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

by Licensor hereunder, such party shall notify the other. The parties shall confer in good faith regarding such potential infringement risk and shall explore reasonable alternatives for avoiding such risk. Unless the parties mutually agree on a different strategy to avoid the risk, and if Licensee believes in good faith that the manufacture, use or sale of the Product would create an unjustified risk of infringement liability, Licensee may negotiate and enter into a license for such third party's patents. Licensee shall pay any royalties that may be due by Licensee under such third-party license. Provided that Licensee has obtained Licensor's prior written consent to such third-party license, which consent Licensor shall not unreasonably withhold or delay, Licensee may credit and offset [*] of the amount of royalties due for such third-party license against any subsequent royalty payments owed to Licensor hereunder (for the sake of clarification, such credit and offset shall not be applicable to royalties paid to Licensor prior to such third-party license); provided that, in no event may Licensee reduce the amount owed to Licensor by more than [*] of any royalty payment owed to Licensor in any calendar quarter, and any unused credit may carry forward to be used as a credit against future royalty payments due to Licensor hereunder so long as any portion of such credit remains unused.

          (b) Defense of Action for Alleged Infringement. Additionally, if a third party files a claim, suit or action (collectively, an "Infringement Claim") against Licensee or any of its Affiliates or sublicensees claiming that any patent owned or controlled by a third party is infringed by the development, manufacture, use, marketing, distribution or sale of the Product and/or the Product as part of the Kit, and any such Infringement Claim arises out of Licensee's or any of its Affiliates' or sublicensees' practice in the Field in the Territory of any Licensed Technology licensed hereunder, Licensee, its Affiliates and sublicensees shall have the right, but not the obligation, to defend against or to settle any such Infringement Claim. If Licensee, its Affiliates or sublicensees undertake such defense, Licensor will assist in the defense of any such Infringement Claim as reasonably requested by Licensee, its Affiliate or sublicensee. Licensee, its Affiliate or sublicensee may settle any such Infringement Claim, but if such settlement would result in a reduction (in accordance with this Section 14.4) of royalties paid to Licensor under this Agreement, Licensee, its Affiliate or sublicensee shall not settle such claim without the prior express written consent of Licensor, which consent Licensor shall not unreasonably withhold or delay.

          (c) Where Licensee Is Unable to Continue Product Sales Because of Infringement Claim. In the event Licensee, its Affiliates or sublicensees shall not be

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able to continue to sell the Product any longer in the country(ies) or Disease
Areas that were the subject of the Infringement Claim due to such Infringement Claim, Licensor shall have no obligation (except only for Licensor's obligations under Section 12.1 and 19.1, which remain unaffected by this Section) [*].

          (d) Licensor's Obligations Where Licensee is Able to Continue Product Sales. In the event Licensee, its Affiliates and sublicensees shall be able to continue to sell the Product despite such Infringement Claim, Licensee shall [*].

          (e) Licensor's Sole and Exclusive Obligations. Except for, and without limiting, Licensor's obligations under Sections 12.1 and 19.1, Licensor's obligations to Licensee set forth in this Section 14.4, and Licensee's rights under this Section 14.4 (including its rights [*] as provided herein), shall be the sole and exclusive obligations and rights with respect to the alleged infringement of third-party patents by Licensee, its Affiliates and sublicensees.

ARTICLE 15. INVENTIONS

     15.1 Licensee's Inventions. All improvements and inventions made by Licensee pertaining to the Compound, the Product and/or the Kit shall be owned solely by it, and Licensee shall have the right to control the filing, prosecution and maintenance of all patents on such inventions worldwide at its own expense. So long as Meiji is developing and commercializing the Product in Japan, and provided that Licensee at such time has the right and authority to make the following disclosures to Meiji and to grant the following rights to Meiji, Licensee shall promptly disclose to Meiji in writing all improvements and inventions relating to the Compound, the Product and the Product part of the Kit in sufficient detail to allow Meiji to evaluate them (excluding any improvements and inventions relating to the manufacture of the Compound, the Bulk and/or the Product). Meiji shall have the right to use non-patentable improvements (excluding those relating to (i) the manufacture of the Compound, the Bulk and/or the Product and (ii) Other Commercial Applications), [*], solely in connection with Meiji's development and sale of the Product in Japan in the Field. Meiji shall have the right of first negotiation to obtain an exclusive license, with the right to sublicense, to exercise (a) patentable improvements and inventions relating to the Compound, the Product and the Product part of the Kit (excluding those relating to the manufacture of the Compound, the Bulk and/or the Product), and (b) patentable and non-patentable inventions and improvements relating to Other Commercial Applications during the term of this Agreement in Japan in

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connection with Meiji's development and sale of the Product in Japan in the
Field. In the event that Licensee has filed patent application(s) on such inventions and improvements, Licensee shall notify Meiji of the identity of such patent application(s) and a summary of the inventions and improvements claimed therein. Thereafter, Licensee shall, if requested by Meiji, inform Meiji of the prosecution status of such patent application(s). If Meiji expresses an interest in any such improvement or invention, Meiji shall present the proposed terms and conditions of an exclusive license to Licensee to practice such improvement or invention in connection with the Product in Japan during the term of this Agreement. If Licensee accepts such proposal within [*] days of its receipt of such proposal, Meiji and Licensee shall promptly negotiate an appropriate agreement setting forth detailed terms and conditions to implement such proposal. If the parties fail to execute such agreement within [*] days thereafter, Licensee shall have no further obligation to Meiji with respect to such invention or improvement.

     15.2 Licensor's Inventions. All improvements and inventions made by Licensor pertaining to the Compound or Product shall be owned solely by Licensor, subject to this Agreement. Licensor shall have the right to control the filing, prosecution and maintenance of all patents on such inventions worldwide at its own expense. Licensor shall promptly disclose to Licensee in writing all improvements and inventions pertaining to the Compound or Product in sufficient detail to allow Licensee to evaluate them (excluding any improvements and inventions relating to the manufacture of the Compound, the Bulk and/or the Product that Licensor develops during the term of this Agreement, after the Effective Date). Except as provided below in this Section 15.2, such improvements and inventions developed by Licensor (excluding any improvements and inventions relating to the manufacture of the Compound, the Bulk and/or the Product) shall, if desired by Licensee in its discretion, be included within the scope of Licensed Technology under this Agreement and are and shall be automatically included within the scope of the exclusive license granted by Licensor to Licensee in this Agreement, [*], but subject to the terms and conditions of this Agreement. In the event that Licensor has filed patent application(s) on such inventions and improvements, Licensor shall notify Licensee of the identity of such patent application(s) and a summary of the inventions and improvements claimed therein. Thereafter, Licensor shall, if requested by Licensee, inform Licensee of the prosecution status of such patent application(s).

     Notwithstanding the above, if Licensor's improvement or invention does not pertain to the treatment, monitoring or diagnosis of a Disease Area (human or animal)

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but, instead, pertains to an Other Commercial Application, then Licensee shall not be entitled automatically to include such improvement or invention within the scope of Licensed Technology licensed under this Agreement; instead, Licensee shall have a right of first negotiation to obtain an exclusive license to such improvement or invention in the Territory. After Licensor has disclosed such improvement or invention to Licensee in sufficient detail to allow Licensee to evaluate it, and Licensee has had [*] days to evaluate such improvement or invention, Licensee shall notify Licensor whether Licensee is interested in obtaining license rights to such improvement or invention in connection with the development and sale of the Product and/or Kit in the Territory in the field during the term of this Agreement. If so, Licensee shall present a written proposal to Licensor, which the parties shall then promptly discuss. If the parties do not execute an agreement for such improvement or invention within [*] days after Licensor receives Licensee's proposal, Licensee shall have no further rights to such improvement or invention.

     15.3 Joint Inventions. All Inventions made jointly by employees or agents of each party pertaining to the Compound or the Product shall be jointly owned (the "Joint Inventions), all as determined in accordance with U.S. laws of inventorship. With respect to all Joint Inventions relating to the treatment, diagnosis or monitoring of any Disease Area in humans or animals: (i) Licensee shall have the exclusive right (with the right to license and sublicense), and Licensor hereby grants such right to Licensee, without any additional payment to Licensor, to practice and use the Joint Inventions in the Territory, and shall have the right to file, prosecute, maintain and control, at its expense, any patent applications on the Joint Inventions in the Territory; and (ii) Licensor shall have the exclusive right, with the right to license and sublicense, and Licensee hereby grants such right to Licensor, without any payment to Licensee, to practice and use the Joint Inventions in Japan, and shall have the right to file and control, at its expense, any patent applications on such Joint Inventions in Japan. With respect to Joint Inventions related to Other Commercial Applications, the parties shall discuss in good faith the development, intellectual property protection and commercialization of such inventions, and their rights and responsibilities with respect thereto. Each party shall execute such further documents and take such further steps as the other party reasonably determines may be necessary or desirable to effectuate the purposes of this Section.

ARTICLE 16. TERM AND TERMINATION

     16.1 Term. The term of this Agreement shall commence on the Effective Date and shall extend until, and expire upon, the later of (a) the sixteenth (16th)

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anniversary of the Effective Date or (b), on a country-by-country basis in the
Territory, the expiration, lapse, cancellation, abandonment or invalidation of the last to expire of the Licensed Patents covering the Product; provided that if, but for such expiration of the Agreement, Licensee would remain obligated, on a country-by-country basis, to pay royalties under Section 5.3, then the Agreement shall continue in effect in such countries until Licensee no longer remains obligated to pay such royalties, and shall expire in such countries at such time. Upon the expiration of this Agreement on a country-by-country basis, Licensee shall have a fully paid up, irrevocable exclusive license, with the right to sublicense, to make, have made, develop, use, distribute, offer for sale, sell, import and export the Product in a given country for a given Indication for which such royalty obligations under Section 5.3 have so expired.

     16.2 Termination by Mutual Agreement. The parties may at any time terminate this Agreement by mutual written agreement executed by Licensor and Licensee.

     16.3 Breach. Either Licensor or Licensee may, in addition to any other remedies available to it at law or in equity (subject to the terms and conditions of this Agreement), terminate this Agreement based on the other party's unremedied breach of a material provision of this Agreement, as provided in, and in accordance with the procedures set forth in, this Section 16.3. In the event Licensor or Licensee alleges that the other party has breached a material provision of this Agreement, it shall give detailed written notice specifying the alleged breach to the other party, which notice shall, if it is intended to be a basis for termination, state such intention to the alleged breaching party if the breach is not cured. If the alleged breaching party fails to cure its breach of a material provision of this Agreement within ninety (90) days of its receipt of such notice, or if such breach is incapable of cure within such 90-day period and the alleged breaching party fails to commence diligent and reasonable steps to cure such breach within such 90-day period and to continue such steps diligently thereafter until the breach is cured, then the other party shall have the right to terminate this Agreement in full upon a further thirty (30) days written notice; provided, that should the alleged breaching party dispute in writing the alleged breach or allege that it has cured the breach or commenced diligent and reasonable steps to cure such breach within such 90-day period, the dispute shall be resolved through the dispute resolution and arbitration process as provided in Sections 20.9 and 20.10. In the case of such a dispute, the termination of this Agreement shall not take effect unless and until the Agreement is terminated by mutual agreement pursuant to Section 16.2 or by a final decision of the arbitrators pursuant to Section 20.10, which decision finds that the alleged breaching party has breached a material provision of this Agreement and failed to cure, and to take reasonable steps to cure, such breach. Such arbitration proceeding shall be deemed commenced by the party alleging the breach and seeking to terminate this Agreement. This Section 16.3 shall not apply to the alleged failure of Licensee to proceed with diligence in the development and commercialization of the Product; the process and remedy for dealing with such alleged failure is set forth in Section 6.4.

     16.4 Insolvency or Bankruptcy. Either of Licensor (as to Licensee) and Licensee (as to Meiji or NPC) may, in addition to any other remedies available to it at law or in equity (subject to the terms and conditions of this Agreement), terminate this Agreement by written notice to the other party in the event (where Licensee is the other party) of the commencement of a bankruptcy proceeding by or against Licensee under the United States Bankruptcy Code, or (where Meiji or NPC is the other party) of the commencement of an equivalent proceeding by or against Meiji or NPC under Japanese law, which proceeding seeks the liquidation, dissolution or winding-up of Licensee, Meiji or NPC, as the case may be; provided that such proceeding continues unabated for at least one hundred twenty (120) days following its commencement; and provided further that the continuation and success of such proceeding will render the affected party unable to fulfill its obligations under this Agreement.

     16.5 Serious Events. Should there occur serious or unexpected events or circumstances which, from a reasonable pharmaceutical company's point of view, would make it impossible, impracticable or commercially unreasonable to pursue the development and commercialization of the Product, such as (without limitation) safety issues, efficacy issues, regulatory issues or other justifiable reasons which would have a material adverse effect on the development and commercialization of the Product, Licensee may, in its sole discretion, but in consultation with Licensor, terminate this Agreement by written notice to Licensor, such notice to be effective on its receipt.

     16.6 Effect of Termination.

          (a) Upon termination of this Agreement in accordance with Sections
16.2 or 16.5 or by Licensor in accordance with Sections 16.3 or 16.4:

               (i) All rights and licenses granted to Licensee hereunder, including the license to develop, use, manufacture and sell the Compound, the Bulk and the Product, shall immediately terminate and shall revert to Licensor, provided, however, that Licensee may, in its discretion, continue to sell its remaining inventory of the Bulk and the Product for twelve (12) from the effective date of such termination, subject to the royalty payment on the Net Sales generated by such sales in accordance with Section 5.3; and;

               (ii) Licensee shall, in accordance with Licensor's instruction, return to Licensor, or destroy, all the Licensed Know-How and any other

     Confidential Information supplied by Licensor in tangible form and copies thereof then possessed by Licensee, its Affiliates and sublicensees and the Third-Party Manufacturer(s); and cease all use of the Licensed Know-How and any other Confidential Information disclosed by Licensor, except to the extent, at the time of such termination, the Licensed Know-How and any other Confidential Information disclosed by Licensor, is no longer Confidential Information (other than due to a breach of Article 18 by Licensee); and


               (iii) In the event of termination by Licensor under Section 16.3 based on Licensee's unremedied breach of a material provision hereunder, or termination by Licensor under Section 16.4, Licensee shall transfer to Meiji or NPC, as Licensor directs (at no charge), any Regulatory Approvals (including IND's) or applications for Regulatory Approvals (including IND's) for the Product in the Territory, together with the Licensee Information and the full dossier and all data submitted in support of such Regulatory Approvals (including, IND's), excluding any Regulatory Approvals pertaining to the Device, applications therefor, and data and information related thereto.


          (b) Upon termination of this Agreement by Licensee pursuant to Section
16.3 or 16.4:

               (i) All rights of Licensor to use or reference any Licensee Information, or any Licensee invention, improvement or Device, and any other Confidential Information disclosed by Licensee hereunder, shall immediately terminate; and

               (ii) Licensor shall, in accordance with Licensee's instruction, return to Licensee, or destroy, all such Licensee Information, information related to Licensee inventions, improvements or the Device, and any other Confidential Information disclosed by Licensee, except to the extent, at the time of such termination, such information is no longer Confidential Information (other than due to a breach of Article 18 by Licensor); and

               (iii) Licensee shall have a fully paid up, irrevocable, exclusive license under the Licensed Technology, with the right to sublicense, to make, have made, develop, use, distribute, offer for sale, sell, import and export the Product in the Territory; and

               (iv) If at the time of such termination Licensor has not yet transferred the Manufacturing Know-How to Licensee and the Third-Party Manufacturer(s) as provided in Article 4, it shall do so promptly in accordance with the provisions of Article 4.

          (c) Upon termination of Licensee's rights under the license granted in this Agreement in a particular Disease Area in a particular country due to failure of Due Diligence by Licensee as set forth in Section 6.4(a) or 6.4(c):

               (i) All rights and license granted to Licensee hereunder with respect to such particular Disease Area in such country, including the license to develop, use, manufacture and sell the Compound, Bulk and Product in such particular Disease Area in such country, shall immediately terminate and shall revert to Licensor;

               (ii) Licensee shall cease all use of the Licensed Know-How and any other Confidential Information disclosed by Licensor with respect to such particular Disease Area in such country, except to the extent, at the time of such termination, the Licensed Know-How and any other Confidential Information disclosed by Licensor is no longer Confidential Information (other than due to a breach of Article 18 by Licensee);

               (iii) Licensee shall transfer to Meiji or NPC, as Licensor directs (at no charge), any Regulatory Approvals (including IND's) and applications for Regulatory Approvals (including IND's) for the Product in such particular Disease Area in such country, together with the related Licensee Information and the full dossier and all data submitted in support of such Regulatory Approvals (including IND's), excluding any Regulatory Approvals pertaining to the Device, applications therefor, and data and information related thereto; and

               (iv) Licensee's rights under this Agreement in all Disease Areas and in all countries not the subject of termination under Section 6.4(a) or 6.4(c) shall remain unaffected and in full force.

     16.7 Survival of Liability and Other Obligations. Expiration or termination of this Agreement through any means and for any reason shall not affect any accrued obligations, rights and remedies prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any provision of this Agreement, which rights and remedies shall be subject to the terms and conditions of this Agreement. The rights and obligations described in the following Articles of this Agreement shall survive its expiration or termination: Articles 7, 12, 16, 18, 19 and 20 plus such other provisions of the Agreement which by their express terms or their context are intended to survive expiration or termination of this Agreement.

ARTICLE 17. FORCE MAJEURE

     None of the parties shall be held liable or responsible to the other parties nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any obligations under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, wars, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other parties; provided, however, that the party so affected shall use reasonable efforts to avoid or remove such causes of delay or nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Any party shall provide the other parties with prompt written notice of any delay or failure to perform that occurs by reason of force majeure.

ARTICLE 18. CONFIDENTIALITY AND DISCLOSURE

     18.1 Confidentiality. Each party shall maintain in confidence, and neither party shall disclose to any third party, any Confidential Information received by it from the other party pursuant to this Agreement, or pursuant to the Confidential Disclosure Agreement described in Section 18.3, nor use any such Confidential Information for any purpose other than the purpose of this Agreement without the prior written consent of the other party. Neither party shall use, disclose, transfer or grant use of such Confidential Information except as expressly authorized by this Agreement or as reasonably necessary to perform acts permitted by this Agreement. This obligation shall continue for a period of ten (10) years after expiration or termination of this Agreement.

     18.2 Disclosure. Nothing contained in this Article shall be construed to restrict the parties from disclosing or using Confidential Information as reasonably necessary: (i) in prosecuting or defending litigation; (ii) in responding to court order or other government order or request; or (iii) to perform acts permitted by this Agreement, including developing the Product, seeking and maintaining Regulatory Approval of the Product, marketing, sale or use of the Product, and filing and prosecuting patent applications; provided that, if any party is required or finds it reasonably necessary to make any such disclosure of Confidential Information, it will to the extent practicable and appropriate use reasonable efforts to secure confidential treatment of such disclosed information.

     18.3 Prior Confidentiality Agreement. Information disclosed under the Confidential Disclosure Agreement (the "CDA") between Meiji and Licensee dated

July 28, 1999, information and data generated by or on behalf of Licensee under the Statement of Investigator dated September 10, 1999, and information disclosed under the CDA between NPC and Licensee dated January 20, 2000, shall be covered by the terms of this Article 18.

ARTICLE 19. REPRESENTATIONS AND WARRANTIES

     19.1 By Licensor. Licensor represents and warrants that:

          (a) Licensor has the right, power and authority to grant to Licensee the exclusive licenses and rights to the Licensed Technology in the Territory set forth in this Agreement and to enter into this Agreement and perform Licensor's obligations hereunder;

          (b) This Agreement has been duly executed and delivered by Licensor and is a legal, valid and binding obligation enforceable against Licensor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws relating to or affecting creditors' rights generally and equitable principles;

          (c) The execution, delivery and performance of this Agreement, and the rights and licenses granted hereunder, do not conflict with, violate or breach any agreement to which Licensor is a party, and there are no agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement. Licensor has not granted and will not grant any license or other right in any of the Licensed Technology that interferes with or conflicts with any of the licenses or rights granted to Licensee under this Agreement;

          (d) The License Agreement dated as of [*] between NPC and Meiji relating to NPe6 (the "NPC-Meiji Agreement") remains in effect, without breach by either party. This Agreement is not a sublicense of the NPC-Meiji Agreement. [*] respective rights and obligations hereunder. Meiji has granted no sublicense or other rights under the NPC-Meiji Agreement in the Territory;

          (e) As of the Effective Date of this Agreement, Licensor is the sole and exclusive owner of, or controls the sole and exclusive rights to, the Licensed Technology including the Compound (including, without limitation, all versions of the Drug Master File filed by Meiji);

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          (f) To the best knowledge of Licensor as of the Effective Date, no third party has any right, title or interest in or to the Licensed Technology in the Territory; [*].

          (g) As of the Effective Date, Licensor has not received any notice from any third party claiming any ownership interest or control in the Licensed Technology, including the Compound;

          (h) The Licensed Technology has not knowingly been obtained through any activity, omission or representation that would limit or destroy the validity or enforceability of the Licensed Technology, and Licensor has, as of the Effective Date, no knowledge or information that would have a material adverse impact on the validity and/or enforceability of the Licensed Technology;

          (i) As of the Effective Date, there are no actions pending, or, to the best of Licensor's knowledge as of the Effective Date, threatened before any court or tribunal relating to the Licensed Technology, and no Licensed Patent has been involved in any reissue, reexamination, interference, opposition or equivalent or similar proceeding or in any litigation, [*];

          (j) To the best knowledge of Licensor as of the Effective Date, the issued Licensed Patents are valid and enforceable and are not being infringed by any third party in the Territory or Japan. Licensor has, as of the Effective Date, no knowledge or information that would materially affect the validity and/or enforceability of the Licensed Patents. However, Licensor does not represent and warrant that any of the Licensed Patents is valid and enforceable;

          (k) As of the Effective Date, Licensor has not received any notice from any third party claiming that the development, manufacture, use, importation, exportation or sale of NPe6 or ME2906 will infringe any patent of any third party;

          (l) No other license for currently existing patents or patent applications of Licensor or Affiliates of Licensor is required to develop, make, have made, use, import, export, offer for sale or sell the Compound in the Territory;

          (m) Licensor has not knowingly misstated any material fact with respect to the Compound, including its manufacture, safety and efficacy, or the Licensed Patents or with respect to the information related thereto provided by Licensor to Licensee, nor has Licensor knowingly omitted to state any material fact or

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provide any material information required to make such information not misleading;

          (n) As of the Effective Date, Licensor neither owns nor controls any compound, other than the Compound, for use with PDT, or any intellectual property rights related to any such compound, and is not, as of the Effective Date, developing or negotiating to obtain any such compound or intellectual property rights; and

          (o) The execution and delivery by Licensor of this Agreement require no governmental approvals to be obtained on the part of Licensor, or, if required, Licensor has obtained such approvals.

          (p) Without limiting Licensor's obligations regarding the Licensed Know-How under Section 2.1, Article 3, Article 4, Section 6.6, Article 7 and
Article 15 of this Agreement, and except for and subject to Licensor's representations and warranties set forth above, LICENSOR MAKES NO OTHER WARRANTY WITH RESPECT TO THE ACCURACY, COMPLETENESS, APPLICABILITY, FITNESS OR MERCHANTABILITY OF THE LICENSED KNOW-HOW, INCLUDING THE ENGLISH TRANSLATION THEREOF.

     19.2 By Licensee. Licensee represents and warrants that:

          (a) Licensee has the right, power and authority to enter into this Agreement and to perform Licensee's obligations hereunder.

          (b) This Agreement has been duly executed and delivered by Licensee and is a legal, valid and binding obligation enforceable against Licensee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws relating to or affecting creditors' rights generally and equitable principles;

          (c) The execution, delivery and performance of this Agreement, and the rights and licenses granted hereunder, do not conflict with, violate or breach any agreement to which Licensee is a party, and there are no agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement;

          (d) The execution and delivery by Licensee of this Agreement require no governmental approvals to be obtained on the part of Licensee, or, if required, Licensee has obtained such approvals.

ARTICLE 20. MISCELLANEOUS

     20.1 Assignment. Neither party may assign any right or obligation hereunder without the prior written consent of the other party, except if such assignment arises under a transaction in which the assigning party is selling or transferring substantially all of its business or is being acquired by or merging with a third party (which assignment shall be permitted without the consent of the other party but shall require prompt written notice to the other party). This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and permitted assigns. Any attempted assignment in violation of this provision shall be void and of no effect. Licensor acknowledges that Licensee plans to convert from a limited partnership form to a corporate form, that Licensee then plans to merge with and assign its rights, interests and obligations in this Agreement to such corporation, and that this shall be a permitted assignment under this Agreement.

     20.2 Severability. Each party intends not to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court or other governmental authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect. To the extent possible, the parties shall revise such invalid, illegal or unenforceable term or provision in a manner that will render such term or provision valid without impairing the parties' original intent. The holding of a term or provision to be invalid, illegal or unenforceable in one jurisdiction shall not have any effect on the enforceability of the term or provision in any other jurisdiction.

     20.3 Notices. Any consent, notice or approval required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first-class mail or commercial courier), first-class mail or commercial courier (e.g., Fed Ex, DHL), postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon the earlier of its documented receipt by the addressee or [*] business days after dispatch of such notice in accordance with this Section.

----------
[*]  Confidential Treatment Requested

If to NPC:      Nippon Petrochemicals Co., Ltd.
                3-1, Uchisaiwai-cho 1-chome
                Chiyoda-ku, Tokyo 100-8530
                Japan
                Attention: Director, General Manager of
                New Business Development Department

If to Meiji:    Meiji Seika Kaisha, Ltd.
                4-16, Kyobashi 2-Chome
                Chuo-ku, Tokyo 104-8002
                Japan
                Attention: President, Pharmaceuticals

If to Licensor: To Meiji (at the above-specified address)
                on behalf of NPC and Meiji

If to Licensee: Light Sciences Limited Partnership
                1065-12th Avenue NW, Suite E-5
                Issaquah, Washington 98027
                U.S.A.
                Attention: Both the President and
                the V.P., Product Development

     20.4 Applicable Law. This Agreement is deemed to have been entered into in the State of New York, United States of America, and it shall be governed by, construed, and enforced in accordance with the laws of the State of New York, United States of America, excluding its conflict-of-laws provision.

     20.5 Entire Agreement. This Agreement, including the exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. There are no understandings, obligations, indemnifications, warranties and representations except as expressly set forth herein, and no rights or licenses are granted except as expressly set forth herein. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all the parties hereto.

     20.6 Headings. The captions to the Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the Articles and Sections hereof.

     20.7 Independent Contractors. It is expressly understood and agreed that Licensor and Licensee are and shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. None of the parties hereto shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other parties, without the prior written consent of the parties to do so, except as expressly provided in this Agreement.

     20.8 Waiver. The waiver by either party hereto of any right hereunder or of a failure to perform or breach by the other party shall not be deemed a waiver of any other right hereunder or of any other failure or breach, whether of a similar nature or otherwise.

     20.9 Dispute Resolution. In the event a dispute arises between the parties relating to this Agreement, or any alleged breach of this Agreement or the grounds for the termination thereof (the "Dispute"), the aggrieved party shall notify the other party in writing of such Dispute, and the parties shall attempt to resolve such Dispute in good faith. If, within [*] days of such written notice, the parties have not succeeded in resolving the Dispute, the matter shall be referred by the aggrieved party for review and resolution by the CEOs of Licensor and Licensee. The CEOs shall attempt in good faith to resolve the Dispute for a period of [*] days and shall, if they mutually agree, submit the dispute to voluntary mediation at such place and following such procedures as the parties shall reasonably agree. If no successful resolution of the Dispute has been mutually agreed to at the end of this period, either party shall be free to seek legal or equitable relief under Section 20.10 of this Agreement.

     20.10 Arbitration. Licensor and Licensee agree that any Dispute that arises between them in connection with this Agreement, which cannot be amicably resolved by the parties pursuant to Section 20.9, shall be finally resolved by binding arbitration to be conducted by a single arbitrator or a panel of three
(3) arbitrators. If arbitration is initiated by Meiji and/or NPC against Licensee, the arbitration shall be conducted in Seattle, Washington, U.S., in the English language pursuant to the Rules of the American Arbitration Association. If arbitration is initiated by Licensee against Meiji and/or NPC, arbitration shall be conducted in Tokyo, Japan, in the Japanese language, pursuant to the Rules of the Japan Commercial Arbitration Association. Such arbitrator(s) shall be lawyers or business executives or experts in the pharmaceutical business, having no business relationship with any of the parties, who are experienced in the subject matter that is the basis of the dispute. The parties shall mutually agree

----------
[*]  Confidential Treatment Requested
on such arbitrator(s) within [*] days after one party's receipt of notice initiating the arbitration proceeding from the other party. If the parties do not mutually agree on such arbitrator(s) within such period, the arbitration shall be conducted by a panel of three (3) arbitrators, one to be selected by Licensor and one to be selected by Licensee within [*] days after the end of the initial [*] period. Those two arbitrators shall then mutually agree on the third arbitrator within [*] days thereafter. If they do not reach such agreement, the Director of the Arbitration Association office in the city where the arbitration will be conducted shall select such third arbitrator, as well as any other arbitrator(s) the parties were entitled to select but did not select within the allotted time period. The arbitration award at the conclusion of the proceeding, which shall be the final decision of the majority of the arbitrators, may include legal and equitable relief and shall be final and binding upon both parties. Judgment upon the award rendered through arbitration may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award, an order of enforcement or such other appropriate remedy as may be available.

     20.11 Public Announcements. Except as may otherwise be required by law or regulation (including as may be required by the Securities and Exchange Commission or by the disclosure policies of a major Stock Exchange), neither party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other party. If any party determines that notification is required by law or regulation, such party shall submit a copy of the proposed announcement to the other party for review. The other party shall have [*] business days to review such announcement and provide its comments and suggestions. The party issuing such announcement, subject to legal requirements, shall use its every effort to accommodate the other party's comments and suggestions.

     20.12 Limitations of Liability. Without limiting the parties' indemnification obligations for third-party Claims under Article 12 or their obligations under Section 14.4, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT OR LEGAL THEORY, OR ARISING OUT OF THIS AGREEMENT.

     20.13 Counterparts. This Agreement may be executed in three or more

----------
[*]  Confidential Treatment Requested
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.14 Official Language. The official text of this Agreement and any appendices, exhibits and schedules hereto, or any notice or consent given or reports, accounts or statements required by this Agreement, shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

     20.15 Further Documents. Each party hereto agrees to execute such further documents and take such further steps as the other party reasonably determines may be necessary or desirable to effectuate the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

NIPPON PETROCHEMICALS CO., LTD.         MEIJI SEIKA KAISHA, LTD.


By: /s/ Kenzo Saikawa                   By: /s/ Yutaka Ogawa
    ---------------------------------       ------------------------------------
    Kenzo Saikawa                           Yutaka Ogawa
    President                               President, Pharmaceuticals


LIGHT SCIENCES LIMITED PARTNERSHIP


By: /s/ Steven Russell
    ---------------------------------
    Steven Russell
    President, Light Sciences II Co.,
    General Partner

                                    EXHIBIT A

                              LICENSED PATENTS (1)

     Priority                                                                                                           Expiration
No      No.       Applicant                   Title                 Country  Application No.          Status               date
-- ----------- -------------- ------------------------------------- ------- ---------------- ------------------------ -------------
 1 US84-631925 Nippon         (1)   Tetrapyrrole Therapeutic Agents AU      45158-85         registered 579387        Jul.18, 2005
   US85-728784 Petrochemicals (2)   Tetrapyrrole Therapeutic Agents         45159-85         registered 592058        Jul.18, 2005
                                                                    CA      487040           registered 1262862       Nov.14, 2006
                                                                            487041           registered 1264740       Jan.23, 2007
                                                                    DK      3267-85          registered 167768        Jul.18, 2005
                                                                            3268-85          registered 167769        Jul.18, 2005
                                                                    EP(1)   85108987         registered 168832        Jul.18, 2005
                                                                            85108981         registered 168831        Jul.18, 2005
                                                                    NO      852871           registered 169290        Jul.18, 2005
                                                                            852872           registered 169291        Jul.18, 2005
                                                                    US      631925           registered 4675338       Jul.18, 2004
                                                                            728784           registered 4693885       Jul.18, 2004*
                                                                    SG      941031           Confirmation of EP(UK)   Jul.18, 2005
                                                                                             9401031
                                                                            941032           Confirmation of EP(UK)   Jul.18, 2005
                                                                                             9401032
                                                                    HK      908              Confirmation of EP(UK)   Jul.18, 2005
                                                                                             9400908
                                                                            1359             Confirmation of EP(UK)   Jul.18, 2005
                                                                                             9401359

 2 US85-728752 Nippon         Tetrapyrrole                          AU      56889-86         registered 583373        Apr.30, 2006
               Petrochemicals Polyaminomonocarboxylic Acid          CA      507943           registered 1314042       Mar.2, 2010
                              Therapeutic Agents                    DK      1973-86          registered 168512        Apr.30, 2006
                                                                    EP(2)   86105955         registered 213272        Apr.30, 2006
                                                                    NO      861722           registered 169292        Apr.30, 2006
                                                                    US      728752           registered 4977177       Apr.30, 2005*

 3 US85-728786 Nippon         Tetrapyrrole Therapeutic Agents       AU      56891-86         registered 589957        Apr.30, 2006
               Petrochemicals                                       CA      507944           registered 1291710       Nov.5, 2008
                                                                    DK      1972-86          registered 168690        Apr.30, 2006
                                                                    EP(1)   86105954         registered 210351        Apr.30, 2006
                                                                    NO      861724           registered 173319        Apr.30, 2006
                                                                    US      351770           registered 5066274       Jul.18, 2004*

                                    EXHIBIT A
                              LICENSED PATENTS (2)

                                                                                                                       Expiration
No Priority No.   Applicant                    Title                 Country Application No.         Status               date
-- ------------ -------------  ------------------------------------- ------- --------------- ----------------------   -----------
4  US85-728785  Nippon         Tetrapyrrole Therapeutic Agents         AU       56890-86     registered 589176        Apr.30, 2006
                Petrochemicals                                         CA       507945       registered 1290753       Oct.15, 2008
                                                                       DK       1971-86      registered 168296        Apr.30, 2006
                                                                       EP'      86105953     registered 200218        Apr.30, 2006
                                                                       NO       861723       registered 169293        Apr.30, 2006
                                                                       US       728785       registered 4656186       Apr.30, 2006
5  US87-137750  Nippon         Novel Tetrapyrrole Aminocarboxlic       AU       27687-89     registered 618054        Jan.3, 2009
                Petrochemicals Acids                                   EP(3)    88121593     registered 322795        Dec.23, 2008

                                                                       US       137750       registered 5004811       Apr.2, 2008
                                                                       CA       586634       registered 1340023       Sep.1, 2015
6  US89-441303  Nippon         Method for Detecting Cholesterol        US       441303       registered 4997639       Nov.27, 2009
                Petrochemicals Deposited in Bodies of Mammals
7  JP91-126608  Nippon         Therapeutic Agent for Treating          US       875367       registered 5308861       Apr.29, 2012
                Petrochemicals Atherosclerosis of Mammals
8  JP93-120977  Nippon         Method and Medical Agent for            CA       2121716      publication No.2121716
                Petrochemicals Diagnosis and/or Therapy of Arthritis   EP(4)    94106083     publication No.629409
                                                                       US       229940       registered 5430051       Apr.19, 2014
                                                                                353882       registered 5567409       Dec.12, 2014
                                                                       TW       94-106082    registered 259706        Jul.3, 2014
                                                                       CN       94104956     publication 1099613
                                                                       PH       48111        filing (Apr.18, 1994)
                                                                                49204        filing (Oct.18, 1994)
                                                                       KR       94-8364      allowance
                                                                                               (Oct.28, 1999)
9  JP95-228760  Meiji Seika    Photochemotherapeutical Obstruction     US       616177       registered 5633275       Mar.15, 2016
                Kaisha         of Newly-formed Blood Vessels                    301320       reissue application
10 JP96-293061  Meiji Seika    Treatment of autoimmune diseases by     US       297810       filing
   JP97-204711  Kaisha         photochemotherapy                                             International filing
                                                                                               date: Oct. 17, 1997
                                                                       CA       2270558      filing
                                                                                             International filing
                                                                                               date: Oct. 17, 1997

                                    EXHIBIT A
                              LICENSED PATENTS (3)

                                                                                                                       Expiration
No Priority No.   Applicant                   Title                  Country Application No.         Status               date
-- ------------ -------------  ------------------------------------- ------- --------------- -----------------------   ----------
11 JP97-210395  Meiji Seika    Immunosuppression by                  US      Unknown          Filing
                Kaisha         photochemotherapy                             (PCT/JP98/03492) International filing
                                                                                                date: Aug.5, 1998
                                                                     CA      Unknown          Filing
                                                                             (PCT/JP98/03492) International filing
                                                                                                date: Aug.5, 1998
                                                                     AU      Unknown          Filing
                                                                             (PCT/JP98/03492) International filing
                                                                                                date: Aug.5, 1998
                                                                     EP(5)   Unknown          Filing
                                                                             (PCT/JP98/03492) International filing
                                                                                                date: Aug.5, 1998
12 JP98-195717  Meiji Seika    Novel X-ray intercepting metal        PCT(6)  PCT/JP99/03752   International filing
                                                                                                date: Jul.12, 1999
                Kaisha         Complexes of chlorine derivatives                              Publication
                                                                                                No.WO00/02882
13              Meiji Seika    Photodynamic therapy for selective    PCT(7)  PCT/JP00/00901   International filing
                                                                                                date: Feb.17, 2000
                Kaisha         Occlusion of neovascular vessel in
                               Ocular fundus tissue

                                                           * Terminal disclaimer

----------
US:USA, EP:EPO, AU: Australia, CA: Canada, CN: China, DK: Denmark, HK: Hong Kong, JP: Japan, NO: Norway, SG: Singapore, TW: Taiwan, PH: Philippine, KR:
Korea

1): Austria, Belgium, Switzerland, Germany, France, United Kingdom, Italy, Liechtenstein, Luxembourg, Netherlands, Sweden

2): Belgium, Switzerland, Germany, France, United Kingdom, Italy, Liechtenstein, Luxembourg, Netherlands, Sweden

3):   Switzerland, Germany, France, United Kingdom, Italy, Liechtenstein

4):   Switzerland, Germany, France, United Kingdom, Italy, Liechtenstein, Sweden

5): EPO (Austria, Belgium, Switzerland, Cyprus, Germany, Denmark, Spain, Finland, France, United Kingdom, Greece, Ireland, Italy, Liechtenstein, Luxembourg, Monaco, Netherlands, Portugal, Sweden)

6):   All designated countries (100 countries)

7): Japan, USA, EPO (Austria, Belgium, Switzerland, Cyprus, Germany, Denmark, Spain, Finland, France, United Kingdom, Greece, Ireland, Italy, Liechtenstein, Luxembourg, Monaco, Netherlands, Portugal, Sweden)

                                    EXHIBIT B

                                DEVELOPMENT PLAN

                                       i)


   Task Name             2000          2001          2002          2003          2004          2005
                      -----------   -----------   -----------   -----------   -----------   -----------
                      Q1 Q2 Q3 Q4   Q1 Q2 Q3 Q4   Q1 Q2 Q3 Q4   Q1 Q2 Q3 Q4   Q1 Q2 Q3 Q4   Q1 Q2 Q3 Q4
------------------    -- -- -- --   -- -- -- --   -- -- -- --   -- -- -- --   -- -- -- --   -- -- -- --
[1] ONCOLOGY             #
  Transfer IND           +
  Meeting with FDA           *
  Phase I
  Phase IIa
  Phase IIb
  Phase III
  NDA Filing
[2] OPTHAMOLOGY                           #
  Meeting with FDA                        *
  Phase I
  Phase II
  Phase III
  NDA Filing

                                    EXHIBIT C

                        TRANSFER OF IND TO LIGHT SCIENCES

1.   Tasks that NPC and Meiji shall complete before transfer of the IND [*]:

     1) NPC to complete the amendment of U.S. clinical reports and submit it to the FDA.

     2) NPC to request and confirm with [*] to provide a letter to the FDA authorizing the FDA to refer to the [*] after the transfer of NPC IND to Light Sciences.

     3) NPC to submit a letter notifying the FDA that it is transferring the IND to Light Sciences and indicating the effective date of the transfer. (cc: Light Sciences)

     4) Meiji to submit and file its new DMF for the drug substance to the FDA.

2.   Materials that NPC and Meiji shall submit to Light Sciences

     1)   Original NPC IND (Vol. 1 to 4)

     2) All IND amendments and correspondences, annual reports etc., submitted to the FDA by NPC (Serial No. 1 to 22)

     3)   All FDA correspondence files

     4)   U.S. clinical report amendments

     5)   U.S. clinical study files and case report forms for each site

     6) English translations of Meiji's preclinical study full reports including the certified translation of toxicology studies

     7) English translation of abstracts of Meiji's clinical study and Certified English translations of all Adverse Event Reports and pertinent Efficacy data of Meiji's clinical studies

     8)   CMC Section of Meiji's Drug Product and Meiji's new DMF for Drug
          Substance

3.   Light Sciences' tasks after transfer of the IND

     1) Light Sciences to request Meiji to provide a letter to the FDA authorizing the FDA to refer to the Meiji DMF as necessary for the Light Sciences' IND.

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[*]  Confidential Treatment Requested

                                    EXHIBIT D

                       LIST OF DOCUMENTS TO BE TRANSLATED

1) Antitumor Effects of PDT Using ME2906 on Human Lung Cancer (LC-6-JCK) Transplanted to Nude Mice. Meiji Seika Kaisha, Ltd.

2) Antitumor Effects of PDT Using ME2906 on Human Uterine Cervical Cancer (HeLa S3) Transplanted to Nude Mice. Meiji Seika Kaisha, Ltd.

3) Antitumor Effects of PDT Using ME2906 on Fibrosarcoma (Meth-A) Transplanted to Mice -Effects of ME2906 Dose-. Meiji Seika Kaisha, Ltd.

4) Antitumor Effects of PDT Using ME2906 on Fibrosarcoma (Meth-A) Transplanted to Mice -Effects of Laser Dose-. Meiji Seika Kaisha, Ltd.

5) Antitumor Effects of PDT Using ME2906 on Fibrosarcoma (Meth-A) Transplanted to Mice -Effects of Interval from Drug Administration to Laser Irradiation-. Meiji Seika Kaisha, Ltd.

6) Antitumor Effects of PDT Using ME2906 on Colon Cancer (colon26) Transplanted to Mice. Meiji Seika Kaisha, Ltd.

7) In Vitro Cytotoxic Effects of PDT Using ME2906 on Cultured Tumor Cells. Meiji Seika Kaisha, Ltd.

8)   In Vitro Cytotoxic Effects of PDT Using ME2906 on Cultured Tumor Cells
     - Cytotoxic Effects on Multidrug-resistant Cell-. Meiji Seika Kaisha, Ltd.

9)   In Vitro Cytotoxic Effects of PDT Using ME2906 on Cultured Tumor Cells
     - Cytotoxic Effects Immediately after Addition of ME2906-. Meiji Seika Kaisha, Ltd.

10) Antitumor Effects of PDT Using ME2906 on Fibrosarcoma (Meth-A) Transplanted to Mice -Relationship between Plasma and Tumor Drug Concentrations and Antitumor Effects-. Meiji Seika Kaisha, Ltd.

11) Effects of PDT Using ME2906 on Tumor Vessel Occlusion -Time-Course Change after PDT-. Meiji Seika Kaisha, Ltd.

12) Effects of PDT Using ME2906 on Tumor Vessel Occlusion -Changes at Various PDT Conditions-. Meiji Seika Kaisha, Ltd.

13) Histopathological Analysis on Tumor Vascular Changes of Fibrosarcoma (Meth-A) Transplanted to Mice after PDT Using ME2906. Meiji Seika Kaisha, Ltd. (BOZO Research Center Inc.)

14) Effects of ME2906 on the Central Nervous System in Mice and Rats. Meiji Seika Kaisha, Ltd.

15) Effects of ME2906 on the Respiratory and Cardiovascular Systems in Dogs. Meiji Seika Kaisha, Ltd.

16)  Effects of ME2906 on the Isolated Guinea Pig Ileum. Meiji Seika Kaisha,
     Ltd.

17) Study for Safety Pharmacology of ME2906 on Isolated Guinea Pig Ileum. JBC, Inc.

18) Pharmacology Study of ME2906 in Human Blood. Preclinical Medicinal Research Laboratory, Inc.

19) Effects of Laser Irradiation on Trachea and Bronchus in Dogs Injected with ME2906 (1). Meiji Seika Kaisha, Ltd.

20) Effects of Laser Irradiation on Trachea and Bronchus in Dogs Injected with ME2906 (2). Meiji Seika Kaisha, Ltd.

21) Effects of Laser-Irradiation on the Uterus Cervix and Trachea in ME2906 Treated Monkeys. Shin Nippon Biomedical Laboratories, Ltd.

22) The Effects of Laser-Irradiation on the Uterine Cervix and Trachea in ME2906 Treated Monkeys -IL Shin Nippon Biomedical Laboratories, Ltd.

23) Study for the Injury of the Rat Oral Mucosa by Laser Irradiation after a Single Intravenous Administration of ME2906. JBC, Inc.

24) Preparative Details of [aspartic acid-U-i4C] ME2906. Amersham Pharmacia Biotech

25)  Assay Method Validation for ME2906 Protein Binding. Meiji Seika Kaisha,
     Ltd.

26)  Assay Method Validation for ME2906 (HPLC) in Phase I Plasma. SRL

27)  Assay Method Validation for ME2906 (HPLC) in Phase I Urine 2. SRL

28)  Assay Method Validation for ME2906 (Total Chlorin) in Phase I Urine. SRL

29)  Assay Method Validation for ME2906 (Total Chlorin) in Phase I Plasma. SRL

30) Pharmacokinetic Study of ME2906 [I] Establishment of Experimental System in Rats. Daiichi Pure Chemicals Co., Ltd.

31) Pharmacokinetic Study of ME2906 [II] Absorption, Distribution and Excretion in Rats. Daiichi Pure Chemicals Co., Ltd.

32) Plasma ME2906 Concentrations after ME2906 Administration in Mice, Rats and Dogs. Meiji Seika Kaisha, Ltd.

33)  Dose-Linearity of ME2906 in Mice and Rats. Meiji Seika Kaisha, Ltd.

34) A Preliminary Pharmacokinetic Study of ME2906 in Cynomolgus Monkeys. Shin Nippon Biomedical Laboratories, Ltd.

35) Plasma and Tumor Concentrations of ME2906 in Tumor-bearing Mice under Various Conditions. Daiichi Pure Chemicals Co., Ltd.

36) Concentration for Total Chlorin in Plasma of Animals after ME2906 Administration. Meiji Seika Kaisha, Ltd.

37) Pharmacokinetic Study of ME2906 [III] Distribution in Rats. Daiichi Pure Chemicals Co., Ltd.

38) Pharmacokinetic Study of ME2906 [V] Placenta Transfer and Transfer into Milk in Rats. Daiichi Pure Chemicals Co., Ltd.

39) Pharmacokinetic Study of ME2906 [IV] Distribution and Excretion in Rats. Daiichi Pure Chemicals Co., Ltd.

40)  Protein Binding Ratio of ME2906. Meiji Seika Kaisha, Ltd.

41) Tissue Distribution of 14C-ME2906 in Tumor-bearing Mice. Meiji Seika Kaisha, Ltd. (Daiichi Pure Chemicals Co., Ltd.)

42) Plasma and Tissue Concentrations of ME2906 in Cynomolgus Monkeys. Shin Nippon Biomedical Laboratories, Ltd.

43)  Metabolites of ME2906 in Plasma and Urine in Rats. Meiji Seika Kaisha, Ltd.

44)  Metabolites of ME2906 in Bile in Rats. Meiji Seika Kaisha, Ltd.

45) Pharmacokinetic Study of ME2906 [VI] In Vitro Metabolism of ME2906 Human and Rat Hepatocytes (3). Daiichi Pure Chemicals Co., Ltd.

46) Pharmacokinetic Study of ME2906 [VI] In Vitro Metabolism of ME2906 Human and Rat Hepatocytes (4). Daiichi Pure Chemicals Co., Ltd.

47) Single Intravenous Dose Toxicity Study of ME2906 in Male and Female Rats. Meiji Seika Kaisha, Ltd.

48) Single Intravenous Dose Toxicity Study of ME2906 in Male and Female Dogs. Meiji Seika Kaisha, Ltd.

49) 28-Day Repeated Intravenous Dose Toxicity Study of ME2906 in Male Rats (Preliminary Study). Meiji Seika Kaisha, Ltd.

50) 28-Day Repeated Intravenous Dose Toxicity Study of ME2906 in Male and Female Rats. Meiji Seika Kaisha, Ltd.

51) 28-Day Repeated Intravenous Dose Toxicity Study of ME2906 in Male Dogs. Meiji Seika Kaisha, Ltd.

52) 28-Day Repeated Intravenous Dose Toxicity Study of ME2906 in Male Dogs with a 28-Day Recovery Period. Meiji Seika Kaisha, Ltd.

53) 28-Day Repeated Intravenous Dose Toxicity Study of ME2906 in Female Dogs with a 28-Day Recovery Period. Meiji Seika Kaisha, Ltd.

54) Chromosomal Aberration Study of ME2906 in Cultured Mammalian Cells. Mitsubishi Chemical Safety Institute Ltd.

55)  Micronucleus Study of ME2906 in Mice. Mitsubishi Chemical Safety Institute
     Ltd:

56)  Dominant Lethal Test of ME2906 with Mice. Meiji Seika Kaisha, Ltd.

57) Study of Rat Fertility and Early Embryonic Development to Implantation with ME2906. New Drug Development Research Center, Inc.

58) Study for Effects of ME2906 on Embryo-Fetal Development in Rats -Dose-Finding Study-. New Drug Development Research Center, Inc.

59) Study for Effects of ME2906 on Embryo-Fetal Development in Rats. New Drug Development Research Center, Inc.

60) Study for Effects of ME2906 on Embryo-Fetal Development in Rabbits -Dose-Finding Study-. New Drug Development Research Center, Inc.

61) Study for Effects of ME2906 on Embryo-Fetal Development in Rabbits. New Drug Development Research Center, Inc.

62) Study for Effects of ME2906 on Pre- and Postnatal Development and Maternal Functions in Rats -Dose-Finding Study-. New Drug Development Research Center, Inc.

63) Study for Effects of ME2906 on Pre- and Postnatal Development and Maternal Functions in Rats. New Drug Development Research Center, Inc.

64)  Primary Skin Irritation Study of NPe6 in Rabbits. Meiji Seika Kaisha, Ltd.

65) Effects of ME2906 in Rabbit-Skin Irritation Study under the Sunlight. Meiji Seika Kaisha, Ltd.

66)  Antigenicity Study of ME2906 in Guinea Pigs. Meiji Seika Kaisha, Ltd.

67) Single Intravenous Dose Toxicity Study of Related Substances of ME2906 in Male Mice. Meiji Seika Kaisha, Ltd.

68)  Skin Photosensitivity Study of ME2906 in Rats. JBC, Inc.

69) Pharmacokinetics of ME2906 in Phase I Clinical Study in Japan. Meiji Seika Kaisha, Ltd.

70) Urinary Excretion of ME2906 in Phase II Clinical Study in Japan. Meiji Seika Kaisha, Ltd.

71) (Clinical Study Report) Phase I Clinical Trial of PDT Using ME2906 and Diode Laser in the Treatment of Superficial Malignant Tumors.

72) (Clinical Study Report) Phase II Clinical Trial of PDT Using ME2906 and Diode Laser in the Treatment of Early Stage Lung Cancers.

73) Investigation on Description of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

74) Study on the Solubilities of ME2906 Drug Substance in Various Solvents. Meiji Seika Kaisha, Ltd.

75) Investigation on Hygroscopicity of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

76) Investigation on Melting Point and Thermal Analysis of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

77)  Investigation on pH of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

78) Investigation on Dissociation Constant of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

79) Investigation on Partition Coefficient of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

80) Study on Stability of Aqueous Solution of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

81) Investigation on Rationale for Setting Laser Irradiation Wavelength to ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

82) Study on Detection of Singlet Oxygen Produced by Laser Irradiation to ME2906. Meiji Seika Kaisha, Ltd. (Toray Research Center)

83) Study on the Elementary Analysis of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd. (Sumika Chemical Analysis Service, TORAY Research Center)

84)  Study on Structure Determination of ME2906. Meiji Seika Kaisha, Ltd.

85) Investigation on UV/Visible Absorption Spectra of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

86) Investigation on Infrared Absorption Spectra of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

87)  Details of the Correction of the Structure of ME2906. Meiji Seika Kaisha,
     Ltd.

88)  Investigation on Isomers of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

89) Investigation on Optical Rotation of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

90)  Isolation and Identification of Chlorin e4. Meiji Seika Kaisha, Ltd.

91) Study on By-product I of ME2906 (Aspartic Acid Dimer Substance). Meiji Seika Kaisha, Ltd.

92)  Study on By-product II of ME2906 (23-Asp Substance). Meiji Seika Kaisha,
     Ltd.

93)  Study on By-product of ME2906 (32-Asp Substance). Meiji Seika Kaisha, Ltd.

94)  Study on New By-product N of ME2906. Meiji Seika Kaisha, Ltd.

95)  Study on New By-product V of ME2906. Meiji Seika Kaisha, Ltd.

96)  Study on Related Substances (Ring Cleavage Product). Meiji Seika Kaisha,
     Ltd.

97) Isolation and Structure Determination of a By-product of ME2906 (unk-2). Meiji Seika Kaisha, Ltd.

98) Revision of the Structures of By-products and Degradation Products of ME2906. Meiji Seika Kaisha, Ltd.

99) The Investigation on Quantitative Method of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd.

100) Study of Degradation Product of ME2906 Drug Substance. Meiji Seika Kaisha, Ltd. 101)Isolation and Identification of Thermal Degradation Product I ME2906 (Water Adduct). Meiji Seika Kaisha, Ltd.

102) Isolation and Identification of Thermal Degradation Product II ME2906 (Decarboxylated Substance). Meiji Seika Kaisha, Ltd.

103) Isolation and Identification of New Thermal Degradation Products ME2906 (Thermal Degradation Product III, IV). Meiji Seika Kaisha, Ltd.

104) Specifications and Test Procedures for Taporfin Sodium Reference Standard. Meiji Seika Kaisha, Ltd.

105) Validation of Analytical Procedures on Heavy Metals and Arsenic Test for Taporfin Sodium Drug Substance. Toray Research Center

106) Validation of Analytical Procedures for Taporfin Sodium Related Substances. Meiji Seika Kaisha, Ltd.

107) Validation of Analytical Procedures on Residual Solvents for Taporfin Sodium Drug Substance. Toray Research Center

108) Validation of Analytical Procedures on Bacterial Endotoxins Test for Taporfin Sodium Drug Substance. Meiji Seika Kaisha, Ltd.

109) Validation of Analytical Procedures on Assay for Taporfm Sodium Drug Substance. Meiji Seika Kaisha, Ltd.

110) Specifications and Test Procedures for Taporfin Sodium Drug Substance. Meiji Seika Kaisha, Ltd.

111) Validation of Analytical Procedures on Sodium Contents for Taporfin Sodium Reference Standard. Toray Research Center

112) Stress Testing for Taporfin Sodium Drug Substance. Meiji Seika Kaisha, Ltd.

113) Photostability Testing for Taporfin Sodium Drug Substance. Meiji Seika Kaisha, Ltd.

114) Accelerated Testing for Taporfin Sodium Drug Substance. Meiji Seika Kaisha, Ltd.

115) Long-term Testing of Taporfin Sodium Drug Substance at Cold Place. Meiji Seika Kaisha, Ltd.

116) Study on Impurities in ME2906 Drug Product. Meiji Seika Kaisha, Ltd.

117) Study on Forced Degradation Products of ME2906. Meiji Seika Kaisha, Ltd.

118) Establishment of Specifications and Test Procedures for Taporfin Sodium Drug Product. Meiji Seika Kaisha, Ltd.

119) Validation of Analytical Method for Taporfin Sodium Drug Product. Meiji Seika Kaisha, Ltd.

120) Stress Testing for Taporfin Sodium Drug Product. Meiji Seika Kaisha, Ltd.

121) Photostability Testing for Taporfin Sodium Drug Product. Meiji Seika Kaisha, Ltd.

122) Accelerated Testing for Taporfin Sodium Drug Product. Meiji Seika Kaisha, Ltd.

123) Long-term Testing of Taporfin Sodium Drug Product at Cold Place. Meiji Seika Kaisha, Ltd.